Exhibit 99.1

INDUSTRIAL BUILDING LEASE
BETWEEN
CHERRY HILL SEVEN LLC
An Illinois Limited Liability Company, Landlord
and
ANDREW CORPORATION
A Delaware corporation, Tenant
2700 Ellis Road
Joliet, Illinois 60433
DATED: NOVEMBER 18, 2005

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	21.2. No Assignment, Subletting or Other Transfer	18
	21.3. Operation of Law	18
	21.4. Excess Rental	18
	21.5. Unpermitted Transaction	18

22.	TENANT’S EVENTS OF DEFAULT	18

23.	REMEDIES	20
	23.1. Landlord’s Remedies	20
	23.2. Reentry to Premises	21
	23.3. Damages Without Lease Termination	21
	23.4. Damages Upon Lease Termination	21
	23.5. Survival of Tenant Obligations	22
	23.6. Waiver of Jury Trial	22
	23.7. Suits to Recover Damages	22
	23.8. Receipt of Payment after Termination	22
	23.9. Bankruptcy	23
	23.10. Cumulative Remedies	24
	23.11. Tenant’s Right To Cure	24

24.	NO EQUIPMENT LIEN	24

25.	SUBORDINATION TO MORTGAGE LIEN	24

26.	SIGNS	25

27.	ESTOPPEL CERTIFICATE	25

28.	LANDLORD’S ACCESS	25

29.	CONSTRUCTION OF IMPROVEMENTS	26
	29.1. Approved Plans and Specifications	26
	29.2. Tenant Delivery Date; Unavoidable Delays	26
	29.3. Building Permit Responsibility	26
	29.4. Late Delivery Payments	26
	29.5. Progress Reports	27
	29.6. Substantial Completion; Punch List	27
	29.7. Office Finish Allowance	28
	29.8. Change Orders	28
	29.9. Notices of Substantial Completion	28
	29.10. One Year Warranty	29
	29.11. Right of Access	29

30.	NOTICES	29

31.	WARRANT OF AUTHORITY	30

32.	GOVERNING LAW	30

33.	COVENANTS, SUCCESSORS AND ASSIGNS; RIGHT OF FIRST REFUSAL	30
	33.1. Covenants	30
	33.2. Sale of Leased Premises	31

34.	RECORDATION	31

35.	LANDLORD’S TITLE	31
	35.1. Title	31
	35.2. Ground Lease	32
	35.3. Ground Landlord’s Representations and Warranties	32

36.	CAPTIONS	32

37.	BROKERAGE	32

38.	LIMITATION OF LANDLORD’S LIABILITY	33

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39.	INVALIDITY OF PARTICULAR PROVISIONS	33

40.	FINANCIAL INFORMATION	33

41.	EXPANSION OF LEASED PREMISES	33

42.	UTILITIES	34

43.	TENANT’S INCENTIVES; TERMINATION OPTION	34
ATTACHMENTS
Exhibit A — Site Plan — Dated November 11, 2005
Exhibit B — Legal Description
Exhibit C — Outline Specifications for Andrew Corporation dated October 13, 2005
Exhibit D — Approved Plans and Specifications and the Building Specifications
Exhibit E — Construction Completion and Warranty Agreement

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INDUSTRIAL BUILDING LEASE

LANDLORD:	TENANT:

Cherry Hill Seven LLC	Andrew Corporation
5060 River Road	10500 West 153rd Street
Schiller Park, Illinois 60176	Orland Park, Illinois 60462
LEASED PREMISES
     In consideration of the rents and covenants herein stipulated to be paid and performed, and upon the terms and conditions hereinafter specified, Landlord hereby demises and leases to Tenant, and Tenant hereby demises and leases from Landlord, for the term hereinafter described, the Building and property located at the 52.25 acre site commonly known as 2700 Ellis Road in Joliet, Illinois 60432, on the South side of Ellis Court, Joliet, Illinois, consisting of a Building to be constructed by Landlord of approximately Seven Hundred Twenty Thousand Eighty-Six (720,086) square feet as described on the Site Plan attached hereto as Exhibit A (the “Building”), together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining thereto, including, without limitation, the use of any roadways, parking lots or areas, ingress and egress to and from public roadways and unfettered access to the loading docks located at the 52.25 acre parcel on Ellis Court, Joliet, Illinois, legally described on Exhibit B attached hereto (the “Leased Premises”).
     This is a net Lease for an initial term of fifteen (15) years and two (2) months commencing at 12:01 a.m. on November 18, 2006, or such later date that the warehouse portion of the Leased Premises are Substantially Completed (as defined in Section 29).
     The Leased Premises are demised and leased subject to the terms and conditions contained in the LEASE COVENANTS AND CONDITIONS consisting of 35 pages and Lease Exhibits A, B, C, D and E, attached hereto and tendered to Tenant (collectively, the “Lease”).
     IN WITNESS WHEREOF, Landlord and Tenant have for themselves, their successors and assigns, executed this Lease on NOVEMBER 18, 2005 (incorporating therein all of the terms and conditions contained in said LEASE COVENANTS AND CONDITIONS), by the officers of the respective parties pursuant to Corporate authority first had and obtained. (Executed in quadruplicate.)
[Signatures on next page]

LANDLORD:		TENANT:

Cherry Hill Seven LLC		Andrew Corporation
5060 River Road		10500 West 153rd Street
Schiller Park, Illinois 60176		Orland Park, IL 60462

By:	/s/ Thomas D. Gusecki	By:	/s/ M.J.Gittelman
	Name: Thomas D. Grusecki		Name: M.J. Gittelman
	Title: Manager		Title: Vice President and Treasurer

Attest: Maria Borowski

GROUND LANDLORD:

Cherry Hill South LLC
5060 River Road
Schiller Park, Illinois 60176

By:	/s/ Thomas D. Grusecki
Name: Thomas D. Grusecki
Title: Manager

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LEASE COVENANTS AND CONDITIONS

DATE OF LEASE:	TERM:	SECURITY DEPOSIT:

November 18, 2005	Fifteen (15) Years and Two (2) Months	$584,469.80 per Section 15 of this Lease
1. TERM.
     Tenant shall have and hold the Leased Premises for an initial term of fifteen (15) years and two (2) months commencing on the “Lease Commencement Date” which means the later of (i) November 18, 2006 or (ii) the date the warehouse portion of the Leased Premises has been Substantially Completed (as defined in Section 29), subject to “Unavoidable Delays” (as defined in Section 29). The initial term, together with ay renewal periods exercised in accordance with this Lease, will comprise the “Term.”
     Tenant is expected to be given early access to the warehouse portion of the Leased Premises as of October 2, 2006 for purposes of Tenant’s installation of its cable manufacturing liens, provided Tenant has furnished the insurance certificates required in this Lease. Tenant shall not interfere with Landlord’s completion of the Improvements to the Leased Premises. Tenant is expected to be given possession of the entire Leased Premises, including the office portion on or before January 29, 2007.
     If the Lease Commencement Date of this Lease is a day other than the first day of a calendar month, then the Term of this Lease shall be deemed extended by the number of days between the Lease Commencement Date of this Lease and the first day of the first calendar month following the Lease Commencement Date of this Lease, so that the term of this Lease expires fifteen (15) years and two (2) months after such first day of the first calendar month following the Lease Commencement Date of this Lease.
2. BASE RENT.
     2.1. Rent Commencement Date.
     The “Rent Commencement Date” is sixty (60) days after the Lease Commencement Date, but if Landlord is unable to deliver early access to the warehouse by October 2, 2006 (the “Early Access Warehouse Date”) or fails to Substantially Complete the warehouse portion of the Leased Premises by December 3, 2006 (the “Warehouse Deadline”) and Landlord’s work in the office area by January 29, 2007 (the “Office Deadline”) by reason of either (a) delays by Tenant in approving plans, drawings or other submittals in a timely manner that require Tenant approval or (b) Tenant’s request for changes or modifications that delay Landlord (collectively, the “Tenant Delay Period”), then notwithstanding the Rent Commencement Date, Tenant will pay Base Rent on a per diem basis for the Tenant Delay Period. Starting on the Rent Commencement Date and continuing on or before the first of each succeeding month during the Term of this Lease, Tenant covenants to pay to Landlord in equal monthly installments and without any deductions or setoff whatsoever, the Base Rent as set forth below, and to pay the same to Landlord, Cherry Hill Seven LLC, c/o Thomas D. Grusecki, at Northern Builders, Inc., 5060 River Road, Schiller Park, Illinois, 60176, by electronic fund transfer to an account at LaSalle Bank National Association designated by Landlord, or at such other place or to such other person as Landlord or his agent may designate to Tenant in writing, in lawful money of the United States of America.
     Base Rent is as follows:

Years of Lease	Annual Base Rent	Monthly Base Rent
	Payments-Per Square Foot	Payments-Per Square Foot
Years 1 — 5	$4.87	$292,234.90
Years 6 — 10	5.07	304,236.34
Years 11 — 15	5.27	316,237.77
     Landlord or its agent may from time to time designate in writing and in strict accordance with the terms of this Lease, the monthly base rent (the “Monthly Base Rent”) and all taxes, insurance premiums, costs of repairs and replacements that are the responsibility of Tenant under this Lease, and all other expenses as required by this Lease (except all income, franchise, inheritance, transfer, gift, corporate and other purely personal taxes imposed upon Landlord) which shall be assumed and paid by Tenant, except as hereinafter expressly provided to the contrary. This covenant to pay rent is independent of all other Tenant covenants contained in this Lease.
2.2. Renewal Options.
     Provided no Event of Default (as defined below) is then existing, the Tenant is granted the option of renewing this Lease for two (2) five (5) year renewal periods. The first renewal period is for a term of five (5) years from the expiration of the initial Lease Term (the “First Renewal Period”), provided Tenant gives Landlord notice in writing of the exercise of the First Renewal Period option at least fifteen (15) months prior to the expiration of the Lease. If Tenant exercises such option to renew, the Base Rental during the First Renewal Period shall be as set forth below.

Years of Lease	Annual Payments	Monthly Payments
	-Per Square Foot	-Per Square Foot

Years 16 — 20	$5.49	$329,439.35
     All of the other terms, covenants and conditions applicable to the First Renewal Period shall be the same as set forth in the Lease.
     Provided Tenant has exercised the First Renewal Period option as stated above and provided that no Event of Default is then existing under the Lease, the Tenant is granted the option of renewing this Lease for an additional five (5) year renewal period (the “Second Renewal Period”). The Second Renewal Period is for a term of five (5) years from the expiration of the First Renewal Period, provided Tenant gives Landlord notice in writing of the exercise of the Second Renewal Period option at least fifteen (15) months prior to the expiration of the First Renewal Period. If Tenant exercises such option to renew, the Base Rental during the Second Renewal Period shall be as set forth below.

Years of Lease	Annual Payments	Monthly Payments
	-Per Square Foot	-Per Square Foot

Years 21 — 25	$5.71	$342,640.92
     All of the other terms, covenants and conditions applicable to the Second Renewal Period shall be the same as set forth in the Lease.

     If the Lease is extended pursuant to this Section, Landlord shall prepare and Landlord and Tenant will execute and deliver an appropriate amendment covering any extension period, the rent for any extension period and all other terms of this Lease for any extension of the Term.
     The rights of Tenant under this section will not be severed from this Lease or separately sold, assigned or transferred, and will expire on the expiration or earlier termination of this Lease.
     2.3. Interest Charge and Late Charge.
     Tenant acknowledges that its late payment of any Base Rent or additional rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impractical to fix. Such costs and expenses will include without limitation, late charges, loss of use of money, administrative, legal and collection costs and processing and accounting expenses. Therefore, if any payment of Rent is not received by Landlord on or before the second day after due (if such payment does not result in a late payment charge from Landlord’s mortgage lender) or otherwise on the date when due, Tenant agrees to immediately pay to Landlord a late charge equal to five percent (5%) of the unpaid amount (“Late Charge”). If any overdue payment of Rent is not paid within one (1) month of the due date, an additional Late Charge equal to four percent (4%) of the unpaid amount may be charged by Landlord and Landlord may charge an additional four percent (4%) of the unpaid amount so over due for each additional month, or part of month, during which any such payment remains past due. The Late Charge applies to each required payment of Rent that is past due. Landlord and Tenant agree that the Late Charge represents a reasonable estimate of costs and expenses incurred by Landlord from, and is fair compensation to Landlord for, its loss suffered by such non payment by Tenant.
     Any amount due from Tenant to Landlord under this Lease, other than the payment of Rent, not paid when due will bear interest from the date when the same is payable under the terms of this Lease until the same is paid (“Interest Charge”) at an annual rate of interest equal to the greater of (i) twelve percent (12%) per year, or (ii) the Prime Rate plus six percent (6%), but in no event greater than the maximum rate permissible by law (“Delinquency Rate”). The term “Prime Rate” means that rate of interest announced by LaSalle Bank National Association (“LaSalle”) from time to time as its “Prime Rate” of interest, changing automatically and simultaneously with each change in the Prime Rate made by LaSalle from time to time. Any publication issued or published by LaSalle from time to time or a certificate signed by an officer of LaSalle stating its Prime Rate as of a date will be conclusive evidence of the Prime Rate on that date.
3. USE; HAZARDOUS MATERIALS.
     During the Term of the Lease, the Leased Premises shall be used by Tenant exclusively for the following purposes: office, distribution center, manufacturing warehouse and storage of telecommunication parts and assembly of telecommunications equipment and cables and any related lawful use.
     During the Term of the Lease, Tenant shall not:
     (a) commit, suffer or permit waste or damage to the Leased Premises or deface or permit the defacement of any part thereof;
     (b) permit the accumulation of waste or refuse on or about the Leased Premises;
     (c) overload the floors of the Building in a manner that is inconsistent with the design specifications of the floors in the Building;

     (d) cause any lien to attach against the Leased Premises;
     (e) suffer or commit any act in or about the Leased Premises which will materially increase the rate of insurance thereon;
     (f) store coils and other materials higher than the tallest part of the storage fencing within fifty (50) feet of the fencing;
     (g) store materials outside except within the fenced storage area;
     (h) keep or use on the Leased Premises any inflammable or explosive materials or liquid except as may be necessary for use in the business of the Tenant, and in such case such substances shall be delivered, and stored in amount and used subject to normal and reasonable standards of care by Tenant; and
     (i) permit or cause Hazardous Materials (as defined below) to be generated, released, stored, buried or deposited over, beneath, in or on the Leased Premises from any source whatsoever, except that Tenant may use, generate and/or store on the Leased Premises, those hazardous materials as may be necessary for use in the business of the Tenant, and in such case such hazardous materials shall be delivered and stored and used with reasonable care by Tenant in accordance with applicable Environmental Law (as defined below).
     (j) For purposes of this Lease, “Hazardous Material” includes but is not limited to any substance, material, or waste that is regulated by any federal, state, or local governmental authority because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including without limitation asbestos and asbestos containing materials, radon, petroleum and petroleum products, urea formaldehyde foam insulation, methane, lead based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides, agricultural chemicals, and any other special, toxic, or hazardous substances, materials, or wastes of any kind, including without limitation those now or hereafter defined, determined, or identified as “hazardous substances,” “hazardous materials,” “toxic substances,” or “hazardous wastes” in any Environmental Law.
     (k) “Environmental Law” means any federal, state, or local law, statute, ordinance, code, rule, regulation, policy, common law, license, authorization, decision, order, or injunction which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground, air, water, or noise pollution or contamination, and underground or aboveground tanks) and shall include, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f et seq.; the Illinois Environmental Protection Act, 415 ILCS 4/1 et seq.; the Rivers and Harbors Act, (33 U.S.C. §401 et seq.); the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. 11001 et seq. (“EPCRA”), the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 to 136y; the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; and any other federal, state, or local environmental requirements, together with all rules, regulations, orders, and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.
     Tenant agrees to defend, indemnify and save Landlord harmless from all direct and consequential damages resulting from violation of any provision of this Section 3, excepting any conditions existing prior to the Lease Commencement Date and any conditions not caused or created by Tenant. Landlord agrees to defend, indemnify and save Tenant harmless from all direct damages that result from: (i) any violation of Environmental Laws by Landlord, (ii) any environmental conditions existing prior to the Lease Commencement Date, or (iii) the generation, release, storage, burial or deposit over, beneath, in or on the Leased Premises from Hazardous Materials by Landlord. Landlord represents and warrants that, to its knowledge, the Leased Premises currently comply with all Environmental Laws.
4. CONDITION OF LEASED PREMISES.
     No representations, except as are contained herein, have been made to Tenant respecting the condition of the Leased Premises. Landlord shall deliver the Leased Premises to Tenant and Landlord shall complete construction as provided in Section 29 below to complete the Improvements as more fully set forth in Exhibit C and Exhibit D, attached hereto and made a part hereof. During the term of the Lease, Tenant’s use and occupancy shall comply with all applicable laws, ordinances and regulations which relate to the Leased Premises.
     Tenant’s taking possession of the Leased Premises or portion thereof (as per Section 29 below shall be conclusive evidence that the Leased Premises or portion thereof were Substantially Completed (as that term is defined in Section 29 below) and in good order and repair when Tenant took possession, except for those items, if any, needing to be repaired or completed (“Punch List Items”) and detailed in a written punch list executed by Landlord and Tenant (“Punch List”) prior to delivery of possession to Tenant.
5. UPKEEP OF LEASED PREMISES.
     5.1. Tenant Obligations
     (a) Except for the Landlord Obligations stated in Section 5.3 below, and except to the extent arranged to be performed by “Manager” (defined in Section 5.2 below) pursuant to Section 5.2 below, Tenant shall, at its cost and expense, keep the Leased Premises, including the roof, structural elements of the Building, mechanical, electrical, plumbing, HVAC, fire protection and parking areas, properly maintained and in good repair, including, but not limited to, painting when necessary all interior items including but not limited to partitioning, trim, sashes, frames and metal items; maintaining the floor, the floor caulking and the finish of the floors; replacing all broken glass with glass of the same size and quality; replace when necessary mechanical components and systems in and about the interior and exterior Leased Premises; and keep the Leased Premises in good repair and in a clean and healthful condition according to all applicable laws and ordinances at the direction of proper public officers, during the term of this Lease at Tenant’s expense.
     (b) Tenant shall, without limiting its obligations under this Section 5, have and keep in force a maintenance contract in form and with a contractor reasonably acceptable to Landlord, providing for inspection and preventative maintenance at least once each calendar quarter of the HVAC equipment.
     (c) During the entire Term of the Lease, Tenant shall be responsible for and pay the cost of operating, managing, and maintaining the interior and exterior of the

Leased Premises including, but not limited to the cost of casualty and rent loss and liability insurance and any other insurance carried on the Leased Premises by Tenant and Landlord (Landlord agrees that it will not obtain insurance that is duplicative of the insurance Tenant is required to obtain pursuant to this Lease); monitoring cost and maintenance of the fire alarm or any other alarm services; all utilities serving the Leased Premises; and costs of securing reductions of real estate taxes including legal fees and appraisals (collectively, “Tenant’s Expenses”). Tenant shall also be responsible for Tenant’s prorata share of association fees for maintenance of common areas and common driveways, insurance on common areas, maintenance of monument signs and common area detention ponds; and other general maintenance items not already included in Tenant’s Expenses (collectively, the “CAM Items”)or included as part of the “Management Expense Items” (defined in Section 5.2 below).
     (d) Upon termination of this Lease, in any way, Tenant will yield up the Leased Premises to Landlord in good condition and repair except for ordinary wear and obsolescence and deliver the keys therefor at the place of payment of rent. All damages or injury to the Leased Premises and to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the building or by installation or removal of furniture, fixtures or other property, or resulting from operation of air conditioning unit(s) or ventilating system(s), short circuits, flow or leakage of water, steam, illuminating gas, sewerage or odors or by frost or by bursting or leaking of pipes or plumbing works or gas, or from any other kind or nature whatsoever due to carelessness, omission, neglect, or improper conduct of Tenant, its servants, employees, agents, visitors or licensees shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense to the reasonable satisfaction of Landlord, provided however that any such work performed by Landlord or under the supervision of Landlord shall be deemed satisfactory. All of the aforesaid repairs, restorations and replacements shall be in quality and type equal to the work or installations reasonably acceptable to Landlord, which acceptance will not be unreasonably withheld or delayed. If Tenant fails to make required repairs, restorations, or replacements within a reasonable time, and such failure continues for thirty (30) days after written notice from the Landlord, then same may be made by Landlord at the expense of the Tenant and shall be paid by the Tenant within thirty (30) days after rendition of a bill or statement therefor. In the case of non-payment by Tenant, such amount shall be additional rent.
     (e) Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot which such floor was designed to carry, which floor load the parties shall agree to in connection with the approval of the Approved Plans and Specifications (as that term is defined in Section 29 below). No vehicles other than automobiles shall be allowed on the parking lot other than trucks and other delivery vehicles consistent with the operation of a distribution center in accordance with local code and ordinance.
     5.2. Management Services; Budget and Accounting
     Tenant agrees to engage Landlord or an affiliate of the Landlord (“Manager”) to arrange for all repairs and maintenance to be performed to the exterior of the Building on Tenant’s behalf, at the expense of Tenant, for a management fee of 2% of the then applicable Monthly Base Rent (the “2% Management Fee”), payable monthly. The services to be arranged by Manager include, but are not limited to, all landscaping, the removal of ice and snow from sidewalks, driveways and parking areas, maintenance of the drainage ditch, monitoring the water flow alarm, repairs and maintenance to the roof and structural elements of the Building, maintenance of the storage area fencing and monitoring all utilities that serve the Leased

Premises (collectively, the “Management Expense Items”). Manager will also monitor performance by the community association that is responsible for maintenance of the common areas, common roads and driveways, water detention facilities and monument signs.
     At the beginning of each calendar year, Manager will provide Tenant with a budget of the anticipated Management Expense Items for the year and Tenant agrees to pay monthly one-twelfth (1/12th) of the annual estimated amount, as additional rent. Within one hundred twenty (120) days after the end of each calendar year, Manager will provide Tenant with a detailed accounting and reconciliation of the Management Expense Items for the previous year. Tenant has the right to request supporting documentation for each expense item not previously furnished to Tenant. If the aggregate of monthly deposits by Tenant is less than the annual amount of Management Expense Items actually incurred, then Tenant agrees to pay the deficit within thirty (30) days from receipt of the annual statement, as additional rent. If the Tenant has paid more than the annual amount of Management Expense Items actually incurred, then Tenant will receive a credit for the additional rent for the estimated annual amount of Management Expense Items for the then current calendar year. Or, at Tenant’s option, Landlord agrees to refund the excess to Tenant.
     Manager may pay the contractors performing all such work and Manager may reimburse itself monthly from additional rent deposited by Tenant on a monthly basis.
     For a period of one year after Manager delivers its detailed accounting and reconciliation of the Management Expense Items, Tenant has the right to visit the office of the Manager upon reasonable notice for the purpose of inspecting and examining the invoices, receipts and other evidence to support the calculation of CAM Items, Tenant Expenses, Management Expense Items, taxes and any other component of additional rent under the Lease (collectively, “Additional Rent”). If Tenant and Manager cannot resolve any dispute as to the validity of such charges, a firm of independent public accountants, reasonably acceptable to Manager and Tenant, shall be selected by Tenant to promptly review such books and records and certify the amount of Additional Rent. Tenant shall pay all fees and expenses of such accounting firm, unless the accounting firm reveals errors aggregating two percent (2%) or more of the amount of the Additional Rent, in which event Manager will pay such fees and expenses. The Additional Rent previously paid by Tenant to Landlord for such year shall be promptly readjusted to conform with the final certificate of such accounting firm (which final certificate shall be final and conclusive on both Landlord and Tenant) and any other amounts due to either party as a result thereof shall be paid within thirty (30) days after delivery of the final certificate. If no request is made by Tenant during such one year period to review the invoices and supporting documentation regarding Additional Rent, then those amounts will be accepted as final and conclusive on both Landlord and Tenant.
     5.3. Landlord Obligations.
     (a) Landlord is not required to furnish any services or facilities or to make any repairs or alterations in, about or to the Leased Premises or any improvements subsequently erected on the Leased Premises, except for Landlord or an affiliate of Landlord in its capacity as a property manager on behalf of Tenant pursuant to Section 5.2 above. Tenant assumes the full and sole responsibility for the condition, operation, repair and maintenance of the Leased Premises and all Buildings subsequently erected on the Leased Premises, except for damages caused by the negligent or intentional acts of Landlord or its agents or representatives.
     (b) At any time after Substantial Completion of the Leased Premises and delivery of possession to Tenant, Landlord may enter the Leased Premises to complete any items and other repairs included on the Punch List or that otherwise are the obligation of Landlord under this Lease. In such event, there shall be no allowance to Tenant for a diminution to rental value and no liability on the part of Landlord by reason of inconvenience or annoyance arising from the making of any such repairs, alterations, additions or improvements in or to any portion of the building or Leased Premises, or in or to fixtures, appurtenances, or equipment thereof; provided, however, that Landlord shall use all reasonable and diligent efforts to avoid interfering with Tenant’s operation of its business in the Leased Premises and shall provide to Tenant advance notice, except in the case of an emergency, of the schedule for any such work. To the extent Tenant fails to make any repairs, alterations, additions or improvements in or to the Leased Premises that are the responsibility of the Tenant hereunder, Landlord may enter the Leased Premises to complete and make such repairs, alterations, additions or improvements.
     (c) Landlord has the right to inspect the Leased Premises from time to time and to require maintenance and/or repairs to bring the Leased Premises to the commercially reasonable standards. In the event of any dispute between Landlord and Tenant under this Section which they are unable to resolve within 30 days regarding roofing specifications or needed maintenance or repairs, then each party must select an independent architect or engineer licensed in the State of Illinois and in the event of a dispute relating to the roof, a roofing contractor, who have experience with similar roofs to resolve any dispute, at the expense or each respective party. If the architects or engineers or roofing contractors (as the case may be) are unable to resolve the dispute within 30 days after their designation, then the two designated architects or engineers or roofing contractors (as the case may be) will be instructed to select a third independent architect or engineer (or roofing contractor, as the case may be) licensed in the State of Illinois and with similar experience to resolve the dispute and the decision of the majority of the architects, engineers or roofing contractors will be binding upon the parties. The expense of the third architect, engineer or roofing contractor will be shared equally by the parties.
6. INTENTIONALLY DELETED.
7. WARRANTIES; LANDLORD’S CONSTRUCTION.
     Landlord warrants that all of the Improvements to the Leased Premises shall be constructed in a good and workmanlike manner and in accordance with the Approved Plans and Specifications therefor in accordance with all Applicable Laws and free from any claims for mechanics liens; that the building and all other improvements to be constructed on the Leased Premises by Landlord (including parking facilities and landscaping) and the heating, water, plumbing, air conditioning and installation, and electrical equipment, components and systems installed therein by Landlord in accordance with the Approved Plans and Specifications and Applicable Laws (all of which as described above and as more specifically identified in Section 29 below are sometimes herein collectively referred to as the “Improvements”) shall be in good working order at the time possession is delivered to Tenant. Landlord further warrants that at the time Tenant takes possession hereunder, the Improvements will conform to all applicable state, county and municipal building and zoning laws and ordinances, subject only to the Punch List Items disclosed in the Punch List, which Landlord shall promptly complete or cause to be completed in accordance with the provisions of Section 29 below. Delivery of a final certificate of occupancy shall be evidence of Landlord’s conformance with its obligations under this Section 7. Landlord shall provide to Tenant copies of manufacturers’ warranties as provided in Exhibit E.

8. ENVIRONMENTAL WARRANTY.
     Landlord warrants and represents that there are no existing Hazardous Materials existing as of the Commencement Date at the Leased Premises. Landlord shall at its sole cost and expense comply, and take all necessary actions to cause the Building to comply, with all applicable federal, state and local environmental laws relating to the Building as of the Commencement Date. Landlord will require that the contractors who perform construction of or at the Leased Premises name Tenant as an additional insured on any pollution liability coverage maintained by each contractor.
9. PARKING AREA AND DOCKS.
     The Tenant shall have the use during the Term of this Lease (as may be extended) of vehicular parking spaces and the truck docks and the secured outside storage yard of approximately 580,112 square feet as shown on the Site Plan, attached hereto and made a part hereof as Exhibit A, all of which are part of the Leased Premises.
10. TAXES, UTILITY AND OTHER CHARGES.
     Tenant agrees to pay as additional rent all real estate taxes, special assessments or governmental impositions and charges of every kind and nature levied or assessed on the Building, including utilities and the CAM Items, accrued from and after the later of October 2, 2006 or such later date that Tenant is provided early access to the warehouse portion of the Leased Premises for Tenant installations. Landlord shall forward to Tenant copies of all real estate tax bills, special assessments, governmental impositions and charges at least ten (10) days prior to the due date for said fees to assure timely payment. Landlord acknowledges that Tenant is responsible only for its prorata share of tax accruing during the Term. During the Term of the Lease, Tenant shall pay all utility charges to the Leased Premises for utilities serving the Leased Premises and which services are separately metered to the Leased Premises, which shall include, if applicable, but not be limited to, charges and assessments for water, gas, sewer, electric, and refuse disposal services, for each calendar year falling within the Term, except that the amount of any general real estate taxes and special assessments and utility charges applicable to a calendar year which was only partially within the Term shall be pro-rated and borne by the respective parties in the proportions that the period of each party’s possession during said calendar years bears to the entire calendar year. Tenant shall also be responsible for and pay all operating expenses and maintenance and upkeep as more fully set forth in Section 5 above. Landlord shall pass through to Tenant any tax or other incentive for the Leased Premises, such that Tenant has the right to realize the benefits of such incentives.
     In addition to the Monthly Base Rent for the Lease Term or any extension thereof, the Tenant shall pay Landlord monthly, an additional sum to create and maintain a reserve for the payment of its share of Management Expense Items (pursuant to Section 5.2), taxes, special assessments and CAM Items, equivalent to one-twelfth (1/12) of the annual amount estimated by Landlord of such items as reasonably determined by Landlord; no interest shall be paid on such reserve.
     Landlord and Ground Lessor acknowledge that Tenant has the primary right and responsibility to seek real estate tax reductions and that neither Landlord nor Ground Lessor will initiate any real estate tax assessment reductions without Tenant’s consent, which consent will not be unreasonably withheld or delayed. Landlord and Ground Lessor shall cooperate with Tenant in seeking real estate tax reductions. Upon written request from Landlord, Tenant shall promptly furnish Landlord or its agent with evidence of its payment of Tenant’s taxes, installments of assessments, impositions, and charges (including penalties and interest thereon, if any) for which Tenant is liable within five (5) business days prior to the date any payment

(and each of the installments) thereof becomes due. If the Tenant defaults in the payment of any tax, assessment, imposition, or charge, as required herein and such default continues for ten (10) business days after written notice, Landlord or its agent may pay such tax, assessment, imposition or charge and the amount so paid plus interest at the then current prime rate charged by LaSalle Bank N.A., shall be deemed additional rent hereunder payable on demand. Such payment by Landlord shall not constitute a waiver of Tenant’s default nor of Landlord’s rights hereunder. The provisions of this Section 10 shall survive the termination of this Lease. Landlord warrants and represents that, as of the date hereof no special and unknown assessments are due on the Leased Premises and Tenant shall not be responsible for any portion of assessments not related to the Leased Premises.
     Nothing herein contained shall be construed to require Tenant to pay any franchise, inheritance, estate, succession or transfer tax of Landlord or any income or excess profits tax assessed upon or in respect of any income of Landlord or chargeable to or required to be paid by Landlord unless such tax shall be specifically levied against the income of Landlord derived from the rent by this Lease reserved, expressly and as and for a specific substitute for the real estate taxes, in whole or in part, upon the Leased Premises in which event said rent shall be considered as the sole income of Landlord.
11. TENANT ALTERATIONS AND ADDITIONS.
     11.1. Alterations to Building.
     Tenant agrees not to make any openings in the roof or exterior walls of the Building or make any other alteration, addition or improvement to the Leased Premises (collectively “Alterations”) without in each instance, the prior written consent of Landlord; provided, however, upon notice to, but without the consent of Landlord, which consent will not be unreasonably withheld or delayed, Tenant has the right to make any Alterations within the Building where same are non structural, do not require openings on the roof or exterior walls of the Building, do not affect any Building system, and do not exceed One Hundred THOUSAND AND NO/100 ($100,000.00) DOLLARS in the aggregate in any twelve (12) month period. No Alteration to the Leased Premises for which Landlord’s consent is required may be commenced by Tenant until Tenant has furnished Landlord with a satisfactory certificate or certificates from an insurance company acceptable to Landlord, evidencing workmen’s compensation coverage, and insurance coverage in amounts satisfactory to Landlord and protecting Landlord against public liability and property damage to any person or property, on or off the Leased Premises, arising out of and during the making of such Alterations. Any Alteration by Tenant under this Lease must be done in a good and workmanlike manner in compliance with any applicable governmental law, statute, ordinance or regulation. Upon completion of any Alteration by Tenant under this Lease, Tenant agrees to furnish Landlord with a copy of the “as built” plans covering such construction. Tenant, at its sole cost and expense, will make all Alterations on the Leased Premises which may be necessary by the act or neglect of any other person or corporation (public or private), except Landlord, its agents, employees or contractors. Before commencing any Alterations: (a) plans and specifications, prepared by a licensed architect, must be submitted to and approved by Landlord (such approval will not be unreasonably withheld or delayed); (b) Tenant agrees to furnish to Landlord an estimate of the cost of the proposed work, certified by the architect who prepared such plans and specifications; and (c) all contracts for any proposed work shall be submitted to and approved by Landlord, which approval will not be unreasonably withheld or delayed. Tenant further agrees that all contractors engaging in any construction activity by and for the benefit of Tenant for which Landlord’s consent shall be required shall obtain comprehensive/commercial general liability, worker’s compensation and such other liability insurance in such amounts as may be reasonably required by Landlord naming the Landlord as an additional insured and providing liability coverage during all phases of construction including, without limitation: (a) contractor’s and owners protection; (b) blanket contractual liability coverage; (c) broad form property damage insurance; (d) statutory worker’s compensation coverage and employer’s liability coverage; (e) coverage under the structural work act of the State of Illinois; and (f) environmental liability, if applicable. Before commencing any Alteration, Tenant agrees to provide Landlord with a written certification that the Alteration does not have any environmental impact on the Leased Premises. Prior to the commencement of any construction activity for which Landlord’s consent shall be required, certificates of such insurance coverages (and original policies with respect to environmental liability insurance) must be provided to Landlord and renewal certificates must be delivered to Landlord prior to the expiration date of the respective policies.
     11.2. Exterior Improvements.
     Tenant may not construct any structures, improvements or storage facilities outside the Building without Landlord’s prior written consent, which consent will not be unreasonably withheld or delayed. Any storage silos must be no higher than the roof of the Building.
     11.3. Ownership of Alterations and Equipment; Cranes.
     All Alterations will become the property of Landlord and remain upon and be surrendered with the Premises at the termination of this Lease or, at Landlord’s option, any or all of the Alterations must be removed by Tenant and the Premises must be restored to its original condition, at Tenant’s expense. At the time Tenant requests Landlord’s consent to make any Alterations, Tenant may request that Landlord agree to allow certain selected Alterations to be removed upon termination of this Lease and Landlord agrees to advise Tenant in writing at such time whether such Alterations may be removed. Upon any such removal by Tenant with Landlord’s consent, Tenant agrees to restore the Leased Premises to the condition it was prior to such installation, ordinary wear and tear excepted and damage by fire, casualty and Landlord excepted.
     If the Tenant at any time during the Lease term intends to install cranes, crane rails, and electrical for such equipment, any such installation shall require the prior written approval of Landlord, which approval shall not be unreasonably withheld. Tenant acknowledges and agrees that prior to Lease termination, Tenant shall remove the cranes, rails and electrical at its own cost and restore the Leased Premises to the condition it was in prior to said installation, ordinary wear and tear excepted.
     Any trade fixtures and manufacturing equipment attached to the Leased Premises by and at the expense of Tenant shall remain the property of Tenant and Landlord agrees that Tenant shall have the right at any time and from time to time, provided no Event of Default is then existing, to remove any and all of such trade fixtures and equipment which it may have attached to the Leased Premises, provided, however, in such event Tenant shall restore the Leased Premises to the same condition in which they were at the time Tenant took possession thereof, ordinary wear and obsolescence and loss by fire and other casualty not caused by Tenant, its agents or employees excepted. At the expiration or termination of this Lease, Tenant will remove all of Tenant’s trade fixtures, equipment and other personal property and leave the Leased Premises in a clean, boom swept condition.
     11.4. Tenant Indemnity.
     Tenant agrees to indemnify and hold the Landlord, its beneficiaries, shareholders, partners or members and their respective agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said Alterations except to the extent such liabilities are due to the act or neglect of Landlord.

Upon completing any Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All Alterations shall comply with all insurance requirements and with all ordinances and regulations of any pertinent governmental authority. All alterations and additions shall be constructed in a good and workmanlike manner and only good grades of materials shall be used.
12. CASUALTY.
     12.1. Total Damage.
     If (a) the Leased Premises are made untenantable by fire or other casualty and Landlord decides not to restore or repair same, or (b) the Building is so damaged by fire or other casualty that Landlord decides to demolish or not rebuild the same, then, in any of such events, Landlord will have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such fire or other casualty and the Rent will be apportioned on a per diem basis and paid to the date of such fire or other casualty. If the Leased Premises are made untenantable by fire or other casualty and Landlord decides to rebuild and restore the same, this Lease will not terminate and Landlord will repair and restore the Leased Premises at Landlord’s expense and with due diligence, subject, however to (i) reasonable delays for insurance adjustments and (ii) delays caused by matters beyond Landlord’s control.
     12.2. Partial Damage.
     If the Leased Premises are partially damaged by fire or other casualty but are not made wholly untenantable then, except during the last year of the Term, Landlord agrees to proceed with all due diligence to repair and restore the Leased Premises, subject, however, to (i) reasonable delays for insurance adjustments, and (ii) delays caused by forces beyond Landlord’s control. If the Leased Premises are made partially untenantable during the last year of the Term, Landlord will have the right to terminate this Lease as of the date of fire or other casualty upon thirty (30) days’ prior notice to Tenant, in which event, Rent will be apportioned on a per diem basis and paid to the date of such fire or other casualty.
     12.3. No Rent Abatement.
     No damage or destruction to the Leased Premises by fire, casualty or otherwise will relieve Tenant of its obligation to pay Base Rent or any additional rent or expenses during the Term of this Lease, but Landlord will credit Tenant for any payments received by Landlord under rent loss insurance provided by Tenant.
13. INSURANCE.
     13.1. Types of Insurance.
     (a) Tenant agrees to provide and maintain a Broad Form Commercial General Liability Policy of insurance with respect to the Leased Premises with limits of not less than $10,000,000 per occurrence for bodily injury and property damage liability. Landlord, its managing agent, mortgagee and any designee of Landlord shall be named as additional insureds. The liability insurance policy must protect Landlord, its managing agent, mortgagee, Tenant and any designee of Landlord against any liability which arises from any occurrence on or about the Premises or any appurtenance of the Leased Premises, or which arises from any claims against which Tenant is required to indemnify Landlord, its managing agent and mortgagee. It is understood and agreed that the liability coverage provided herein shall extend beyond the Premises to portions of the common elements of the Building. Landlord and Landlord’s mortgagees are to be named as additional insureds on a primary, non-contributory basis for any liability, arising directly or indirectly under this Lease.
     (b) Tenant agrees to provide and maintain an “All Risk” or “Special Form” insurance against all risks of direct physical loss, including loss by fire, lightning and other risks (including sprinkler leakage) which at the time are included under “extended coverage” endorsements (or its equivalent), in amounts sufficient to prevent Landlord and Tenant from becoming a coinsurer of any loss but in any event in amounts not less than 100% of the of the then “Full Replacement Cost” of the Building and must include a so-called “Agreed Value Endorsement.” Full Replacement Cost means the cost of replacing the Building without deduction for depreciation or wear and tear, and includes a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Building in the event of damage to or destruction of the Building. Full Replacement Cost will be determined from time to time (but not more frequently than once in any twenty-four (24) month period), at the request of Landlord, by an appraiser, engineer, architect or contractor designated and paid by Tenant and approved, in writing, by Landlord. No omission on the part of Landlord to request any such determination will relieve Tenant of any of its obligations under this Section 7.1, nor will any acceptance or acquiescence by Landlord in any amount of insurance tendered or offered to Landlord by Tenant relieve Tenant of any of its obligations in this Lease. Tenant does not represent that Landlord will be entitled to receive the full amount of Full Replacement Cost if Landlord fails to rebuild the Building and, in such event, Tenant will not be responsible for any deficiency or perceived deficiency in the receipt by Landlord of the insurance proceeds.
     (c) Tenant shall provide boiler Explosion Liability insurance in such amount or amounts as the Landlord may from time to time reasonably require if any pressure vessels are now or hereafter situated on the Leased Premises.
     (d) On or before Tenant enters the Leased Premises for any reason, and again before any insurance policy shall expire, Tenant shall deliver to Landlord an ACORD 27 Certificate, or its equivalent, as the case may be, to evidence the insurance coverage then in effect, together with evidence of payment of applicable premiums. Any insurance required to be carried under this Lease may be carried under a blanket policy covering the Leased Premises and other locations of Tenant. If Tenant includes the Leased Premises in blanket coverage, Tenant may deliver to Landlord an ACORD 27 Certificate, or its equivalent.
     (e) All insurance policies required to be carried under this Lease by or on behalf of Tenant shall provide (and any certificate evidencing the existence of any insurance policies, shall certify) that: unless Landlord shall be given thirty (30) days’ written notice of any cancellation or failure to renew, or material change to the policies, as the case may be, (i) the insurance shall not be canceled and shall continue in full force and effect, (ii) the insurance carrier shall not fail to renew the insurance policies for any reason and (iii) no material change to the coverage required hereunder may be made in an insurance policy. As used in this Lease, the term “insurance policy” shall include any extensions or renewals of an insurance policy. Tenant will not be in breach of this Lease if the insurance carrier fails to comply with the required notice requirements.
     (f) If Tenant fails or refuses to comply with its requirement of this Section 13, to furnish insurance, then Landlord may obtain and maintain such insurance required to be maintained by this Lease without waiving any of Landlord’s rights under this Lease and Landlord’s damages for Tenant’s failure or refusal shall not be limited to the amount of the insurance premiums which the Tenant has failed to pay. Sums advanced by Landlord, or its agent, for premiums, together with interest thereon, at the current prime rate of interest charged by LaSalle Bank N.A., shall be deemed additional rent payable on demand. If an Event of Default is not then existing upon the termination of this Lease, Tenant shall then be entitled to a refund of the then unearned insurance premiums, if any.
     13.2. Business Interruption/Rent Loss.
     Tenant must maintain (to the extent commercially reasonable) insurance coverage, including loss of use and business interruption coverage of at least 12 months, upon Tenant’s business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Leased Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord and its beneficiaries.
     In addition, Tenant is required to procure and maintain in force, insurance property coverage for Landlord’s loss of rental income known as “loss of rents insurance” for a term of at least one year. The insurance must be in favor of Landlord, with benefits payable directly to Landlord. Perils covered by this insurance must be not less than those provided under ISO Special Form CP 10 30, and other special conditions or requirements under the Lease.
     13.3. Blanket Policies.
     Nothing in this Section prevents Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Section under a blanket insurance policy or policies (copies of which or certificates satisfactory to Landlord are delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Leased Premises; provided, however, that any such policy of blanket insurance of the kind provided for must (i) specify the amounts exclusively allocated to the Leased Premises or Tenant must furnish Landlord and any Mortgagee with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Leased Premises, and (ii) not contain any clause that would result in the insured being required to carry any insurance with respect to the property covered in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the named insured from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance, as respects the Leased Premises, must contain the various provisions required of such an insurance policy by the foregoing provisions of this Section 13.
     All such insurance must be written by companies authorized to do business in the state where the Leased Premises is located and carrying a claims paying ability rating of at least AA by Standard & Poor’s Ratings Group or an A.M. Best rating of A or higher and with the exception of workers’ compensation insurance, must name Landlord as an additional insured as its interest may appear. If any part of the Leased Premises is damaged or destroyed by Casualty, and if the estimated cost of rebuilding, replacing or repairing the same exceeds $400,000, Tenant agrees to promptly notify Landlord
     Each policy required under this Section 13 must have attached (i) an endorsement that such policy will not be canceled or changed without at least thirty (30) days prior written notice to Landlord, and (ii) an endorsement to the effect that the insurance as to the interest of Landlord will not be invalidated by any act or neglect of any person. All policies of insurance must be written in companies reasonably satisfactory to Landlord and licensed in the State of

Illinois and be written in such form as is reasonably satisfactory to Landlord. Such policies (or certificates of insurance acceptable to Landlord) must be delivered to Landlord endorsed “Premium Paid” by the company or agent issuing the same or accompanied by other evidence satisfactory to Landlord that the premiums have been paid. Certificates of insurance in ACORD 27 form and otherwise reasonably acceptable to Landlord and evidence of payment must be delivered to Landlord upon commencement of the Term; and prior to expiration of such policy, a new policy (or certificates of insurance acceptable to Landlord), shall be delivered to Landlord not less than twenty (20) days prior to the expiration of the then current policy term.
     13.4. Waiver of Subrogation.
     Notwithstanding any other provision of this Lease to the contrary, and without limitation of the provisions of this Section, whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Leased Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or is required under this Lease to be so insured, then the party so insured (or so required) waives any claims against and releases the other party from any liability such other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required); provided that such waiver of claims or release of liability is not operative in any case where the effect is to invalidate such insurance coverage
14. HOLDING OVER.
     Upon the termination of this Lease, Tenant shall promptly surrender possession of the Leased Premises to Landlord or its agent. If Tenant fails to surrender the Leased Premises as aforesaid, Tenant shall pay as rent for the whole time such surrender is delayed beyond the date which would otherwise constitute the termination of the Lease, a sum equal to one hundred fifty percent (150%) of the Monthly Base Rent per month and shall continue to pay Tenant’s share of real estate taxes, special assessments, insurance premiums and costs of repair as set forth herein. Landlord may forthwith under process of law re-enter the Leased Premises, and repossess itself thereof and remove all persons and effects therefrom at Tenant’s expense.
15. RESERVES AND SECURITY.
     Concurrently with the execution of this Lease, Tenant will deposit with Landlord the amount equal to 2 months of the Monthly Base Rent, or $584,469.80 as a Security Deposit, in the nature of a cash deposit as security, for the performance by Tenant of all of the covenants and conditions required to be performed by Tenant under this Lease. Tenant may in the alternative deliver an irrevocable standby Letter of Credit in a form reasonably satisfactory to Landlord, to the Landlord in lieu of cash. The terms of such a Letter of Credit shall provide for automatic renewal unless notice is given to Landlord no less than sixty (60) days prior to the expiration date of the Letter of Credit. Such sums or the Letter of Credit shall be returned to Tenant upon the expiration of the term of this Lease provided Tenant has performed all such covenants and conditions except for any hold-back amounts for claims arising out of this Lease. Tenant shall not be entitled to any interest on the Security Deposit. Landlord may use, apply, or retain all or part of such Security Deposit for the payment of any unpaid rent and additional rent or any other amount after any applicable notice and grace period which Landlord may be required to spend by reason of default of Tenant, including damages or deficiencies in the reletting of the Leased Premises, regardless of whether the accrual of such damages or deficiencies occurs before or after eviction or re-entry by Landlord. The Security Deposit shall not be mortgaged, assigned, or encumbered by Tenant without the written consent of Landlord, and any such assignment, encumbrance, or mortgage without such consent shall not bind

Landlord. If the Leased Premises is sold to a bona fide purchaser, Landlord shall have the right to transfer the Security Deposit to the purchaser, subject to this Lease, and Landlord shall then be released from all liability for the return of the Security Deposit to the Tenant. Tenant shall not apply the Security Deposit, in part or in whole, to any month’s rental payment due under the Lease.
16. PROTEST OF CLAIM.
     Tenant shall, by appropriate legal proceedings and at Tenant’s expense contest the amount or validity, as the case may be, of any and all increases in general real estate taxes assessed on the Building during the Term of the Lease. Tenant shall pay all associated appraisals and other costs related to said assessment appeal. If requested by the Tenant the Landlord shall file such claim. However, the Landlord’s protest of any increase in general real estate taxes shall not be deemed nor construed in any way as relieving, modifying or extending Tenant’s covenant to pay any such real estate taxes when due unless the legal proceedings shall operate to prevent the sale of the Leased Premises or any part thereof or the placing of any lien thereon to satisfy such real estate taxes prior to the final determination of such proceedings.
17. LIEN LITIGATION.
     Tenant shall have the right at its sole cost and expense to contest the validity of any mechanic’s lien claims that may be asserted against Landlord, Tenant, or the Leased Premises because of work performed for or material furnished to Tenant, for the Leased Premises, at Tenant’s request, but this shall not be deemed nor construed in any way as relieving, modifying or extending Tenant’s covenant to pay any mechanics’ lien claims that may be successfully asserted against Landlord in respect of the Leased Premises, Tenant, or the Leased Premises itself, for work performed or material furnished to Tenant for the Leased Premises, at Tenant’s request (“Tenant’s Work”). As a condition precedent to Tenant exercising its right to contest mechanics’ lien claims for Tenant’s Work, Tenant shall first have posted a surety company bond in the full amount of such claims and expenses reasonably satisfactory to Landlord, or deposited with Chicago Title Insurance Company, as security for the payment of any such mechanics’ lien claims, money (or a bond or securities in form and quality reasonably acceptable to Chicago Title Insurance Company) in such amount sufficient in the sole judgment of the title company to pay such mechanics’ lien claims, together with all interest and costs in connection therewith and all charges that may be assessed or become a charge on the Leased Premises or any part thereof. Upon the termination of such proceedings, Tenant shall direct Landlord or the title company to apply the funds (or securities) then held by Landlord or the title company as security as aforesaid to satisfy and otherwise discharge the said mechanics’ lien claims then payable and the interest and penalties in connection therewith, and the charges accruing in such legal proceedings, and the balance, if any, of the aforesaid security deposit after the aforesaid application shall be returned to Tenant (or discharged, if a bond) provided an Event of Default is not then existing under this Lease.
     In the event that such monies or other security shall be insufficient for the foregoing purpose, Tenant shall forthwith pay to Landlord an amount of money sufficient, together with the monies and other security so deposited pursuant hereto, to pay the same. In the event of any Event of Default by Tenant, Landlord is authorized to use any money deposited hereunder to apply on account of such Event of Default or to pay said mechanics’ lien claims and/or charges.
18. CONDEMNATION.
     If any part of the Leased Premises shall be taken or condemned for a public or quasi-public use and a part thereof remains which is usable by Tenant for its business, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the then current Monthly Base Rent payable hereunder and other charges to be prorated upon termination of this Lease shall be adjusted so that Tenant shall be required to pay for the remainder of the Term only such portion of such rent and charges as the value of the part remaining after condemnation bears to the value of the entire Leased Premises at the date of condemnation; but in such event, Landlord shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If the whole of the Leased Premises, or such part thereof to be taken or condemned so as to materially adversely affect the operation of Tenant’s business, in Tenant’s reasonable judgment, this Lease shall upon the vesting of title in the condemnor terminate and advance rent, if any, shall be refunded pro-rata as of such termination. If a part or all of the Leased Premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord, and Tenant shall not have, and hereby waives all claims thereto. Notwithstanding the foregoing, Tenant shall have the right to seek its own separate award for condemnation for relocation and moving expenses only, but not including the value, if any, of its leasehold.
19. WARRANTY OF QUIET ENJOYMENT.
     So long as Tenant fully complies with its obligations under the terms, conditions and provisions of this Lease, after giving effect to the applicable notice and grace periods, Tenant shall have the quiet enjoyment of the Leased Premises without hindrance or molestation by Landlord, Ground Landlord or anyone claiming by or through Landlord and/or Ground Landlord.
20. INDEMNIFICATION.
     To the extent permitted by law, Tenant agrees to hold Landlord, its successors, assigns, beneficiaries and their heirs and personal representatives harmless and fully indemnified at all times against and from any and all loss, damage, costs, expenses, and liability (other than with respect to any of the foregoing arising from (i) Tenant’s actions taken in response to Landlord’s failure to perform its obligations hereunder, (ii) the negligence or acts or omission of Landlord, its agents or employees, or (iii) the actions of any person other than Tenant, its agents or its employees) directly and/or consequentially resulting to any person or property to the extent counsel by reason of Tenant’s use of the Leased Premises or any part thereof by Tenant, or by reason of any act or thing done or omitted to be done by Tenant or its agents or employees, in or upon, the Leased Premises or any part thereof; and Tenant agrees to hold Landlord’s title to the Leased Premises and Landlord, its successors, assigns, beneficiaries and their personal representatives harmless and free and clear of any and all claims, demands, penalties, liability, judgments, costs and expenses, including reasonable attorneys’ fees, (other than with respect to any of the foregoing arising from (i) Tenant’s actions taken in response to Landlord’s failure to perform its obligations hereunder, (ii) the negligence or acts or omission of Landlord, its agents or employees, or (iii) the actions of any person other than Tenant, its agents or its employees to the extent arising in connection with Tenant’s use of the Leased Premises. Without limiting the foregoing indemnity, Tenant further agrees to indemnify and hold harmless Landlord from any claims by any governmental authority or any third party based upon violation by Tenant of any ordinance, statute or regulation, local, State, or Federal, dealing with pollution, hazardous materials or other environmental matters if and to the extent that such claims are based solely on acts or omissions of Tenant.
     To the extent permitted by law, Landlord agrees to hold Tenant, its successor, assigns, beneficiaries and their heirs and personal representatives harmless and fully indemnified for any property damage or bodily injury resulting from Landlord’s negligence or failure to comply with the provisions of this Lease.

21. ASSIGNMENT OR SUBLETTING.
     21.1. To Subsidiary or Affiliate or Sale of Stock.
     Tenant may assign or sublet this Lease or any interest therein to any of its subsidiary or affiliated companies or any entity which acquires substantially all of the assets or stock of Tenant, or any entity resulting from merger or consolidation with Tenant, provided credit worthiness using commercially reasonable standards is satisfactory to Landlord, without the consent of Landlord, but with notice to Landlord, but Tenant will remain liable for the obligations of such subsidiary or affiliated company hereunder.
     21.2. No Assignment, Subletting or Other Transfer.
     Except as provided in Section 21.1 above, Tenant may not assign this Lease or any interest under this Lease, nor may Tenant sublet or permit the use or occupancy of all or any part of the Leased Premises by anyone other than Tenant, without the express prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Except as may be agreed by Landlord, no assignment or subletting will relieve Tenant of its obligations under this Lease, and Tenant agrees to continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or sublease had been made, unless specifically provided to the contrary in Landlord’s written consent. Consent by Landlord pursuant to this Section will not be deemed, construed or held to be consent to any additional assignment or subletting, but each successive act shall require similar consent of Landlord. Tenant agrees to reimburse Landlord promptly for any actual costs or expenses incurred pursuant to any request by Tenant for consent to any such assignment or subletting. In granting or denying any such consent, Landlord may, at its option, take into consideration: (i) the business reputation and credit worthiness of the proposed subtenant or assignee; (ii) any required alteration of the Leased Premises; (iii) the intended use of the Leased Premises by the proposed subtenant or assignee; and (iv) any other factors which Landlord considers relevant, and Tenant agrees to provide Landlord with a copy of the proposed sublease agreement and financial information from the proposed subtenant acceptable to Landlord.
     21.3. Operation of Law.
     Except as expressly provided in this Lease, Tenant must not allow or permit any transfer of this Lease, or any interest under this Lease, by operation of law, or convey, mortgage, pledge or encumber this Lease or any interest under this Lease.
     21.4. Excess Rental.
     If Tenant, with Landlord’s prior written consent as in this Lease required, sublets the Leased Premises, fifty percent (50%) of the rental in excess of the Base Rent and any additional rent (after Tenant accounts for and deducts any leasing commissions and marketing expenses incurred in connection with obtaining the subtenant) in this Lease provided will be paid by Tenant to Landlord promptly when due under any sublease as Additional Rent due under this Lease.
     21.5. Unpermitted Transaction.
     Any assignment, subletting, use, occupancy, transfer or encumbrance of this Lease or the Leased Premises without Landlord’s prior written consent shall be of no effect and shall constitute an Event of Default.
22. TENANT’S EVENTS OF DEFAULT.
     Tenant agrees that the occurrence of any one or more of the following events will be an “Event of Default” under this Lease:

     (a) Tenant fails to make any payment of Rent or other payment required to be made by Tenant under this Lease when due and such failure continues for five (5) days after written notice to Tenant; or
     (b) Tenant fails to perform any covenant, promise or agreement on the part of Tenant contained in this Lease not otherwise specified in this Section 22.1 and such failure continues for thirty (30) days after notice in writing by Landlord to Tenant, or if such default or condition cannot with due diligence and good faith be cured within such thirty (30)day period, if Tenant does not in good faith and within the period of thirty (30) days commence the curing of such default and pursue the curing of such default continuously and diligently and in good faith to the end that such default is cured within such minimum period in excess of thirty (30) days as may be reasonably necessary to cure such default through pursuing such cure promptly, diligently, continuously and in good faith; but such additional period beyond thirty (30) days does not apply to a default that creates a clear and present danger to persons or property or materially adversely affects the Premises, or if the failure or default by Tenant is one for which Landlord (or any officer or other agent or beneficial or other owner) may be subject to fine or imprisonment; or
     (c) Entry of an order, judgment or decree by any court adjudicating Tenant a bankrupt or insolvent, or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant, or of all or a substantial part of its assets, if such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days; or
     (d) Tenant files an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding or under any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or
     (e) Tenant makes any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant, or any of the assets of Tenant; or
     (f) Tenant files a voluntary petition in bankruptcy, or shall admit in writing its inability to pay its debts as they come due, or shall file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law; or
     (g) Entry of a decree or order appointing a receiver of the property of Tenant and such decree or order is not vacated within sixty (60) days from the date of entry; or
     (h) Tenant vacates the Leased Premises or abandons same during the Term and fails to pay Rent and other sums that become due under this Lease within applicable grace and cure periods or fails to comply with all other provisions of this Lease; or
     (i) Tenant suffers or permits any lien or encumbrance (subject to Tenant’s right to contest liens as provided in Section 11.1) to attach to the Leased Premises, and Tenant does not discharge said lien or encumbrance within thirty (30) days or within ten (10) days prior to any sale or disposition or forfeiture pursuant to such execution, whichever date first occurs; or
     (j) Tenant fails to carry all required insurance under this Lease; or
     (k) Tenant fails to comply with an order of a court of competent jurisdiction or proper order of a Governmental Authority within the required time period; or

     (l) Tenant ceases doing business as a going concern or ceases to be in good standing or files a statement of intent to dissolve; or
     (m) Tenant, or any guarantor, has made any material misrepresentation, or failed to disclose a material fact, under the Lease or in connection with any information (including, without limitation, Financial Information) submitted or furnished to Landlord by Tenant or any guarantor; or
     (n) Any guarantor (i) terminates, breaches, repudiates, revokes or disavows any of guarantor’s obligations under his, her or its guaranty, or (ii) suffer a material adverse change in his, her or its financial condition or other adverse change from the date of such guaranty including, without limitation, guarantor’s death, dissolution, insolvency, liquidation or bankruptcy; or
     (o) Tenant otherwise creates, incurs, assumes or suffers to exist any mortgage, lien, pledge or other encumbrance or attachment of any kind whatsoever upon or affecting the Leased Premises or the Lease or any of Landlord’s or Tenant’s interests under this Lease; or
     (p) Without Landlord’s prior written consent, Tenant enters into any transaction of merger or consolidation in which it is not the surviving entity or sells, transfers or disposes of all or substantially all of its assets; or
23. REMEDIES
     23.1. Landlord’s Remedies.
     Upon the occurrence of any Event of Default and at any subsequent time, Landlord may, at its election, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere in this Lease:
     (a) Landlord may terminate this Lease by giving to Tenant written notice of Landlord’s election to do so, in which event the Term and all right, title and interest of Tenant under this Lease will end on the date stated in such notice;
     (b) Landlord may terminate the right of Tenant to possession of the Leased Premises without terminating this Lease, by giving written notice to Tenant that Tenant’s right of possession will end on the date stated in such notice, at which time the right of Tenant to possession of the Leased Premises will cease on the date stated in such notice;
     (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord by a suit or suits in equity or at law for the performance of any covenant or agreement in this Lease, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation (i) injunctive relief, (ii) recovery of all money due or to become due from Tenant under any of the provisions of this Lease, and (iii) any other damages incurred by Landlord by reason of Tenant’s Event of Default under this Lease; and
     (d) Landlord may reenter and take possession of the Leased Premises or any part of the Leased Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or other amounts payable under this Lease or as a result of any other breach of this Lease; and

     23.2. Reentry to Premises.
     If Landlord elects to reenter as provided in this Lease with or without terminating this Lease, or if Landlord takes possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, rent the Premises or any part of the Leased Premises, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Leased Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the Rent due in connection with the reletting. Landlord will not be required to accept any tenant offered by Tenant or any third party or observe any instruction given by Tenant relative to such reletting. Landlord agrees to use commercially reasonable efforts to relet the Leased Premises to the extent required by Law. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession by Landlord will be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Section 21 or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.
     23.3. Damages Without Lease Termination.
     If Landlord does not elect to terminate this Lease, but instead elects to take possession of the Leased Premises, then, in addition to all other rights and remedies of Landlord, Tenant agrees to pay to Landlord Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Leased Premises after deducting all of Landlord’s reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys’ fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the Term, or the Leased Premises covered by such new lease includes other premises not part of the Premises, a fair apportionment of the rent received from such reletting will be made in determining the net proceeds from such reletting. Tenant will pay such Rent and other sums to Landlord monthly on the day on which such sums would have been payable under this Lease if possession had not been retaken, and Landlord is entitled to receive such Rent and other sums from Tenant on each such day.
     23.4. Damages Upon Lease Termination.
     If Landlord elects to terminate this Lease, then, in addition to all other rights and remedies of Landlord, Tenant will remain liable to pay to Landlord as damages an amount equal to (i) all Rent due under this Lease accrued and unpaid for the period up to and including the termination date, plus (ii) all other additional sums payable by Tenant or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may then be owing and unpaid, plus (iii) all costs and expenses, including, without limitation, court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of any of its rights and remedies under this Lease, plus (iv) the present value (based upon a discount rate of 300 basis points above the then existing yield on U.S. Treasury Notes) of the Rent provided to be paid for the remainder of the Term, plus (v) interest on the foregoing amounts at the Delinquency Rate from the date of Landlord’s notice to Tenant demanding payment therefor until paid.
     In the alternative, Landlord has the right, from time to time, to recover from Tenant upon demand, and Tenant remains liable to pay Landlord for, all Rent and other amounts due and owing under this Lease not previously paid pursuant to the provisions of this Lease plus (x) damages equal to the sum of (i) all Rent and all other sums which would have accrued under this Lease after the date of termination had it not been terminated, such damages to be due and payable as such sums would have become due, less (y) such amounts as Landlord may actually receive from reletting after first paying all costs of such reletting, including, without limitation, the expenses enumerated in Section 23.3 and the net amounts of rent collected remaining after such expenses shall operate only as an off setting credit against the amount due under this Lease with any excess or residue belonging solely to Landlord, plus interest on the foregoing sum at the Delinquency Rate from the date of Landlord’s notice to Tenant demanding payment until paid.
     23.5. Survival of Tenant Obligations.
     No termination of this Lease and no taking possession of and/or reletting all or any part of the Leased Premises will relieve Tenant of its liabilities and obligations under this Lease, except as specifically provided in this Lease, all of which survive such expiration, termination, repossession or reletting except as otherwise specifically provided.
     23.6. Waiver of Jury Trial.
     Landlord and Tenant waive and agree to waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises, or any claim of injury or damage. Landlord will have the right, in its sole discretion, to select the venue for any litigation between the parties resulting from or related to this Lease. No covenant, agreement, term or condition of this Lease to be performed or completed by either party, and no breach will be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.
     23.7. Suits to Recover Damages.
     Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable under this Lease or any other sums payable by Tenant to Landlord pursuant to this Lease, may be brought by Landlord at any time and from time to time at Landlord’s election. Nothing in this Lease requires Landlord to wait the date this Lease or the Term expires, had there been no Event of Default by Tenant.
     23.8. Receipt of Payment after Termination.
     No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right to possession, or after the giving of any notice of the termination of this Lease or Tenant’s right to possession, shall reinstate, continue or extend the Term or affect any notice previously given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant under this Lease or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Leased Premises or any part thereof by proper remedy, it being agreed that after the service of notice to terminate this Lease or Tenant’s right to possession or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Leased Premises, or any part thereof or interest in this Lease, Landlord may demand, receive and collect any money due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such money collected being deemed payments on account of the Tenant’s liability under this Lease.
     23.9. Bankruptcy.
     If Landlord is not permitted to terminate this Lease, as provided in this Section 23 because of the provisions of the United States Code relating to Bankruptcy, as amended (“Bankruptcy Code”), then Tenant as a debtor in possession or any trustee for Tenant agrees promptly, within no more than sixty (60) days after the filing of the bankruptcy petition, to assume or reject this Lease. In such event, Tenant or any trustee for Tenant may only assume this Lease if: (a) it cures or provides adequate assurances that the trustee will promptly cure any default under this Lease; (b) compensates or provides adequate assurance that Tenant will promptly compensate Landlord of any actual pecuniary loss to Landlord resulting from Tenant’s Event of Default; and (c) provides adequate assurance of performance during the fully stated Term of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease may any then existing Event of Default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth in this Lease. Adequate assurance of performance of this Lease, as set forth in this Lease above, includes, without limitation, adequate assurance (i) of the source of rent reserved under this Lease; and (ii) that the assumption of this Lease will not breach any provision under this Lease.
     If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who has made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth: (i) the name and address of such person; (ii) all of the terms and conditions of such offer; and (iii) the adequate assurance to be provided Landlord to assure such person’s future performance under the Lease, including, without limitation, the assurance referred to in Article 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.
     If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code any and all monies or other considerations payable or otherwise to be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of the Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting the Landlord’s property under the preceding sentence not paid or delivered to the Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to the Landlord.
     Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be conclusively deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption. Any such assignee shall be permitted to use the Leased Premises only for the Use.
     Tenant shall not, by virtue of this Section, have any further rights relating to assignment other than those granted in the Bankruptcy Code.
     23.10. Cumulative Remedies.
     No remedy contained in this Lease or otherwise conferred upon or reserved to Landlord, is exclusive of any other remedy, but are cumulative and in addition to every other remedy given in this Lease, now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any Event of Default will impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence under this Lease.
     23.11. Tenant’s Right To Cure.
     If Landlord fails to perform any of its repair or maintenance obligations under this Lease, then Tenant shall have the right, upon thirty (30) days prior written notice to Landlord (or such shorter period of time as may be reasonable in the event of an emergency, but in no event less than 48 hour notice), to perform the repair or maintenance and to offset the repair or maintenance expense incurred by Tenant up to 50% of the scheduled Rent payment, until paid. But before the expiration of the applicable period, Landlord has the right to object to or contest the need for such repair or maintenance by written notice unless Tenant has asserted an emergency in which event Landlord may respond by phone or facsimile before expiration of the 48 hour time period, then confirmed in writing. If the parties cannot resolve such objection or contest within thirty (30) days, then each party must select an independent architect, engineer or roofing contractor (if applicable), at each party’s respective expense, with experience in such matter to resolve the dispute. If the architects, engineers or roofing contractors are unable to resolve the dispute within thirty (30) days, then the two architects, engineers or roofing contractors will be instructed to select a third independent architect, engineer or roofing contractor with experience in the disputed item to resolve the dispute and a decision of the majority of the architects, engineers or roofing contractors will be binding on the parties. The expense of the third architect, engineer or roofing contractor will be shared by the parties.
24. NO EQUIPMENT LIEN.
     Landlord does not reserve or claim a lien against the equipment, inventory or personal property of Tenant maintained in the Leased Premises.
25. SUBORDINATION TO MORTGAGE LIEN.
     Subject to Tenant’s rights as stated hereafter, the interest of Tenant hereunder shall, at the written request of the Landlord, be subject and subordinate to any and all first mortgages or trust deeds, and to all replacements, renewals, consolidations, modifications, and extensions thereof, now or in the future placed on the Leased Premises and Tenant agrees to promptly execute and deliver all written agreements and documents to effect such subordination, all without cost to Landlord, provided, however, the holders of such mortgages and trust deeds shall agree in writing with Tenant that notwithstanding Landlord’s failure to perform its obligations under any contract or agreement, or note or evidence of debt, Tenant’s occupation and quiet enjoyment of the Leased Premises and other rights under the Lease shall not be disturbed, interfered with or hindered and, Tenant’s right to possession and quiet enjoyment of the Leased Premises hereunder shall not be disturbed so long as Tenant shall faithfully perform its obligations herein during the Lease Term. In the event of Landlord’s default as mortgagor, and only in such event, Tenant may apply rent directly to cure such default.
     Tenant’s agreement to subordinate and attorn is conditioned upon execution and delivery to Tenant of a non-disturbance agreement by the entity to which Tenant has agreed to subordinate providing that Tenant’s possession shall not be disturbed in the case of any mortgage foreclosure or ground lease termination, as the case may be, and that this Lease shall remain in full force an effect, without increasing Tenant’s obligations and duties and without diminution or reduction of Tenant’s rights and privileges under this Lease provided in all cases that an Event of Default is not then existing under the Lease. Any such subordination, attornment and non-disturbance agreement shall be in form and substance satisfactory to Tenant.
26. SIGNS.
     Except for Tenant’s initial signage installed as part of the Improvements and the Approved Plans and Specifications, Tenant may, with Landlord’s approval, which will not be unreasonable withheld or delayed, at the Tenant’s sole expense, in compliance with Applicable Laws, erect or install exterior signs relating to Tenant’s business on the Leased Premises, provided that such signs do not overload or deface the walls of the Building and further provided that Landlord shall remove, at Tenant’s sole expense, all such signs upon the termination of this Lease and shall repair any damages caused by the erection or removal of such signs or portions thereof located on the Leased Premises. No signs shall be installed on the roof.
27. ESTOPPEL CERTIFICATE.
     Tenant and Landlord agrees that from time to time within ten (10) business days after receipt of written notice from the other party, the recipient will deliver to the other party a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force or effect; (b) the dates to which rent and other charges have been paid; (c) that to recipient’s knowledge, the other party is not in default under any provisions of this Lease or, if in default, the nature thereof in detail; and (d) the amount of rent currently being paid by Tenant; and (e) any other provisions that may be required by Landlord’s current or prospective mortgagee or purchaser. Tenant also agrees to execute a form of the Subordination and Non-Disturbance and Attornment Agreement as required (without contradicting Tenant’s rights as stated herein) by Landlord’s current or prospective mortgagee.
28. LANDLORD’S ACCESS.
     Tenant shall freely allow Landlord access to and upon the Leased Premises during Tenant’s usual business hours, upon reasonable notice to Tenant which shall, except in the event of an emergency, in no event be less then one (1) day’s notice, and subject to Tenant’s security requirements, for the purpose of examining the Leased Premises and shall during the last one hundred eighty (180) days of the term of this Lease, freely allow Landlord to have placed upon the Leased Premises notices of “For Sale” or “To Rent” and to exhibit upon reasonable notice to Tenant, which shall be in no event less than one (1) days notice and subject to Tenant’s security requirements the Leased Premises and Tenant shall not interfere with the same. At Tenant’s request, Landlord may be required to sign a confidentiality agreement in favor of Tenant, prior to gaining access to the Leased Premises.

29. CONSTRUCTION OF IMPROVEMENTS.
     29.1. Approved Plans and Specifications.
     Landlord, at Landlord’s sole cost and expense, shall complete construction of the Improvements, all of which shall substantially conform to and are reasonably inferable from the Site Plan attached hereto as Exhibit A and Outline Building Specifications for Andrew Corporation dated October 13, 2005, attached hereto as Exhibit C, prepared by Northern Builders (collectively, the “Preliminary Plan”), and shall otherwise be in accordance with all final plans and specifications therefor approved in writing by Tenant and shall comply and conform to all Applicable Laws (such final plans and specifications as approved are sometimes herein referred to as the “Approved Plans and Specifications”). Landlord shall provide, at its expense, all labor and materials described in the Approved Plans and Specifications and those which are reasonably inferable therefrom, to complete the Improvements in accordance with the terms and conditions of this Lease, consisting of a 589,886 square foot manufacturing building with an office area of 130,200 square feet on two levels.
     29.2. Tenant Delivery Date; Unavoidable Delays.
     Landlord’s construction work in connection with the Improvements shall be diligently pursued in order to have the warehouse portion of the Leased Premises Substantially Completed on or before December 3, 2006 and the entire Leased Premises, including the office area, Substantially Completed on or before January 29, 2007 (the “Target Delivery Dates”); but if construction is delayed because of Tenant’s failure to approve plans, documents and submittals regarding the development that require Tenant’s approval within five (5) business days, changes, deletions or additions in the Approved Plans and Specifications requested by Tenant, the delivery of public utilities to the site, strikes, lockouts, casualties, acts of God, war, unavailability of material or labor, atypical governmental regulation or control, inclement weather that is an impediment to construction, atypical delays initiated by the City or other causes beyond the reasonable control of Landlord (any or all such events are herein sometimes referred to as “Unavoidable Delays”), then the Target Delivery Dates for Substantial Completion set forth above shall be extended for the amount of time of such Unavoidable Delays.
     29.3. Building Permit Responsibility.
     Landlord shall be responsible, at its sole cost and expense, for obtaining all permits, approvals, and other authorizations which are necessary to commence on complete construction of the Improvements, including, without limitation, site plan approval, building permits, and certificates of occupancy. Tenant will cooperate in these matters, at Landlord’s request.
     29.4. Late Delivery Payments.
     Except in the case of Unavoidable Delays and the Tenant Delay Period, if Landlord is unable to deliver early access to the warehouse by the Early Access Warehouse Date or fails to substantially complete the warehouse portion of the Leased Premises by the Warehouse Deadline and/or Landlord’s Work in the office area by the Office Deadline, then commencing on the forty-fifth (45th) day after the Early Access Warehouse Date and the thirtieth (30th) day after the Warehouse Deadline and/or the Office Deadline (as the case may be), Tenant will be given a rent credit equal to $1,000 per day for each day Landlord fails to meet the Early Access Warehouse Date, $1,000 for each day Landlord fails to meet the Warehouse Date and/or $1,000 for each day Landlord fails to meet the Office Deadline.

     29.5. Progress Reports.
     The Landlord shall complete the Improvements so that the Building, the Leased Premises, and all related site improvements are in “move-in” condition, with the Building thoroughly vacuumed and dusted, and all debris resulting from the construction removed from the Leased Premises. The Landlord shall also deliver to the Tenant the following:
     (a) A “move-in” package with respect to the Leased Premises, including, at a minimum, all operating and maintenance manuals with respect to the space and building systems and all necessary information with respect to building systems, emergency systems, amenities, restrooms, and related site improvements, to the extent the same are furnished and installed as part of the Improvements, with such follow up materials as may be obtained within thirty (30) days following Substantial Completion; the Lessor shall demonstrate, or cause its contractors to demonstrate to the Lessee’s maintenance personnel the start-up of all utilities, operational systems and equipment installed as part of the Improvements, and shall provide all necessary building orientation, tours and building system training for the Lessee’s employees prior to the Commencement Date;
     (b) Within no more than sixty (60) days after Substantial Completion, marked sets of field record drawings and specifications showing “as-built” conditions with respect to the Improvements;
     (c) Within no more than thirty (30) days after Substantial Completion, copies of all guarantees or warranties issued by subcontractors, suppliers, and manufacturers, along with an assignment of all such guarantees and warranties which will permit the Tenant to enforce the same in the event Landlord fails to do so;
     (d) All keys, remote overhead door openers, and security codes pertaining to the building; and
     (e) The construction completion and warranty agreement executed by Landlord’s contractor, Northern Builders, Inc., in the form attached hereto as Exhibit D, shall be delivered to Tenant simultaneously with the execution and delivery of this Lease.
     29.6. Substantial Completion; Punch List.
     As used herein, the term “Substantial Completion”, “Substantially Completed” or words of similar import means that (a) Landlord work on the office portion of the Leased Premises is completed in accordance with Applicable Laws and the Approved Plans and Specifications; and (b) Improvements for the warehouse portion of the Leased Premises are (i) completed in accordance with the Approved Plans and Specifications (which shall be evidenced by the Temporary Certificate of Occupancy and a Certificate of Substantial Completion provided by the “Project Architect” as defined below); (ii) free from any and all mechanics’ lien claims arising out of all work in connection therewith (other than claims filed as a result of bona fide disputes between Northern Builders and its subcontractors or material suppliers which Northern Builders is diligently contesting as provided in the Construction Agreement); (iii) completed in accordance with all Applicable Laws; and (iv) sufficiently completed and free from construction defects so that Tenant may lawfully occupy the Leased Premises for the Permitted Use (notwithstanding Punch List Items). “Punch List Items” means uncompleted or improperly completed items of the Improvements to any portion of the Leased Premises which in the aggregate do not materially interfere with Tenant’s use and occupancy of the Leased Premises for the conduct of the Permitted Use. Landlord also agrees to obtain, at its expense, and provide Tenant with a copy of a final unconditional Certificate of Occupancy within a reasonable time after Substantial Completion of the entire Leased Premises and Improvements. The “Project Architect” means Harris Architects.
     29.7. Office Finish Allowance.
     The construction criteria for the Approved Plans and Specifications includes an office finish allowance of $4,500,000.00. Any increase in the office finish cost above the $4,500,000.00 allowance shall be payable by Tenant within fifteen (15) business days after submission of an invoice to Tenant for such additional amounts. Failure of Tenant to pay said amount will result in a late charge of 5% of the delinquent amount for each month or partial month the unpaid amount remains delinquent. At any time before the Landlord’s work in connection with the Improvements is carried out, the Tenant may request in writing that changes be made in the approved Plans and Specifications, consisting of modifications in, additions to, deletions from, or substitutions for portions of the Improvements. The Landlord shall, within five (5) business days of such request by Tenant, provide Tenant with Landlord’s approval or disapproval of the proposed changes. The Landlord shall not unreasonably withhold, condition, or delay its approval for any such changes proposed by the Tenant. Landlord’s approval or disapproval of Tenant’s proposed changes shall be communicated to the Tenant in writing, and shall include Landlord’s reasonable estimate (based upon bids or estimates provided to the Landlord by its contractors) of the increase or decrease in the cost of the Landlord’s work in connection with the Improvements and/or changes in the Target Delivery Date resulting therefrom. If, following Landlord’s approval of the proposed change, Tenant finds the cost estimate to be acceptable, Tenant shall notify Landlord to proceed with the proposed change, and Tenant shall pay the Landlord the cost for such change upon completion of the work within fifteen (15) business days of receipt of an invoice, prior to the commencement of such work.
     29.8. Change Orders.
     Any change orders or additions requested by Tenant shall be paid by Tenant directly at cost plus 10% and general conditions of 6%, payable upon receipt of an invoice from Landlord. Failure to pay such amounts within fifteen (15) business days of receipt of the invoiced will result in a late charge of 5% of the delinquent amount for each month or partial month in which the unpaid amount remains delinquent. Tenant may elect at the time of a requested change order or addition to amortize up to One Million Dollars ($1,000,000) at nine percent (9%) per year over the initial Term of the Lease as additional Base Rent.
     29.9. Notices of Substantial Completion.
     Landlord shall notify Tenant at least thirty (30) days prior to the date it anticipates the warehouse portion of the Improvements will be Substantially Completed and when the entire Leased Premises will be Substantially Completed. In the event that there is a dispute as to whether or not the Improvements are Substantially Completed, the dispute shall be resolved by the Project Architect who prepared the Approved Plans and Specifications. Tenant’s acceptance in writing of the Improvements shall be deemed conclusively to establish that the Improvements have been Substantially Completed in accordance with the Approved Plans and Specifications, except for any Punch List Items noted by Tenant and latent defects or other defects covered by the Construction Completion and Warranty Agreement executed by Northern Builders a copy of which is attached hereto as Exhibit E. Notwithstanding the foregoing, as promptly as practicable following the date Tenant takes possession, Landlord and Tenant shall enter into an appropriate amendment to this Lease to document the commencement date and expiration date of the Lease Term.
     Within twenty (20) business days after the Landlord notifies the Tenant of the Substantial Completion of the Improvements, the Tenant shall deliver to the Landlord a so-called “punch list” setting forth any deviations from the Approved Plans and Specifications, any deviations from Legal Requirements, and any defects or deficiencies in the work claimed by Tenant. Landlord shall promptly cause any such deviations, defects or deficiencies to be corrected at its expense.
     29.10. One Year Warranty
     If within one (1) year after the date of Substantial Completion (or such longer period as any applicable contractors or manufacturers’ warranties in favor of Landlord are effective), if any portion of the Improvements (including, without limitation, any portion of the Building and/or any component of any Building system) proves to be defective or deficient in labor or materials, the Landlord shall promptly repair or replace the same at its expense after receiving written notice from the Tenant to do so. After the expiration of such one (1) year period, the Landlord shall also repair or replace such portions of the Improvements which fail due to latent defects in labor or materials, excluding any defects caused by the Tenant’s negligence or willful misconduct. Nothing in this paragraph limits the repair, replacement of maintenance obligation of Landlord stated elsewhere in this Lease.
     29.11. Right of Access.
     At all reasonable times during the construction of the Leased Premises, Tenant, its employees, agents or contractors shall have the right to enter onto and inspect the Leased Premises for the purposes of determining whether Landlord is in compliance with the requirements of this Lease with respect to construction, but no such inspection or inspections shall relieve Landlord from its responsibilities hereunder or shall relieve Northern Builders or any of its subcontractors from their respective responsibilities or liabilities pursuant to their separate contracts. Landlord shall not be responsible or liable to Tenant for any claims, losses, costs, damages or expenses incurred by Tenant, its employees, agents or contractors as a result of such inspections, all of which shall be undertaken by Tenant at Tenant’s sole risk and expense, unless caused by the negligence or misconduct of Landlord or its employees, contractors or agents.
30. NOTICES.
     All notices, demands, and other writings which shall be required or which may be given under this Lease shall be effective only if given in writing and delivered by hand, facsimile or by a nationally recognized air courier, to the respective recipient party as follows:

If to Landlord to:	CHERRY HILL SEVEN LLC
5060 River Road
Schiller Park, Illinois 60176
ATTN: Mr. Thomas D. Grusecki

with copy of same to:	NORTHERN BUILDERS, INC.
5060 River Road
Schiller Park, Illinois 60176
ATTN: Mr. Robert D. Tuerk

with a copy to:	MUCH SHELIST FREED DENENBERG AMENT
& RUBENSTEIN, P.C.
191 North Wacker Drive, Suite 1800
Chicago, IL 60606-1615
ATTN: Mr. Morrie Much

If to Tenant to:	ANDREW CORPORATION
10500 West 153rd Street
Orland Park, IL 60462
ATTN: Mr. Jeffrey Gittelman

with a copy to:	Fagel Haber LLC
55 East Monroe Street, 40th Floor
Chicago, IL 60603
ATTN: Christina Brotto
     If delivered, such notice, demand or writing shall be effective upon receipt of same, and such notice, demand or writing shall be effective the day sent by facsimile if sent before 5:00 p.m., the day received when hand delivered and the next business day after being sent by recognized air courier.
     The above addresses may be changed from time to time by the respective parties by notice, but notice of change of address shall be effective only upon receipt thereof.
31. WARRANT OF AUTHORITY.
     Tenant hereby warrants that the execution of this Lease has been authorized by a duly adopted resolution of Tenant’s Board of Directors and a certified copy of said resolution shall be delivered to Landlord upon demand or, alternatively, a letter signed by an Officer of Tenant certifying to Tenant’s authority to execute this Lease and the authority of the person signing this Lease to do so, which certification shall conclusively bind Tenant and its successors to this Lease shall be delivered to Landlord on demand.
32. GOVERNING LAW.
     The terms and provisions of this Lease shall be interpreted and construed in accordance with and governed by the Constitution and Laws of the State of Illinois.
33. COVENANTS, SUCCESSORS AND ASSIGNS; RIGHT OF FIRST REFUSAL
     33.1. Covenants.
     All of the covenants, agreements, conditions and undertakings in this Lease contained shall extend and inure to and be binding upon the heirs, executors, administrators, successors, grantees and assigns of the respective parties hereto, the same as if they were in every case specifically named, and shall be construed as covenants running with the land, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing in this Lease contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

     33.2. Sale of Leased Premises.
     Subject to “Tenant’s Right of First Refusal” (defined below), Landlord at all times during the Term has the right to sell the Leased Premises and in that connection to assign Landlord’s rights and obligations under this Lease to any such purchaser. The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, is limited to mean and include only the owner or owners at the time in question of title to the Leased Premises, and in the event of any transfer or transfers of title to the Leased Premises, Landlord in this Lease named (and in the case of any subsequent transfers or conveyances, the then grantor) will be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, are turned over to the grantee.
     33.3 Tenant’s Right of First Refusal. In the event of any bona fide, third party offer acceptable to Landlord or to its successors in interest, at any time or times during the Term of this Lease as may be extended, for the sale of the Leased Premises, Landlord, prior to acceptance thereof, shall give Tenant, with respect to each such offer, written notice thereof and a copy of said offer including the name and address of the proposed purchaser; and Tenant shall have the option and right of first refusal for five (5) days after receipt of such notice within which to elect to purchase the Leased Premises on the terms of said offer (“Tenant’s Right of First Refusal”). In order for Tenant to exercise its right to elect to purchase the Leased Premises pursuant to the Right of First Refusal granted in this paragraph, it must give notice of such election to Landlord within such five (5) day period. If Tenant fails to provide such notice and proceed with due diligence to purchase the Leased Premises, then Landlord may proceed to complete the sale of the Leased Premises to the buyer stated in the written offer, or its designee, and Tenant’s Right of First Refusal will be waived forever. At Landlord’s request, Tenant agrees to execute a waiver in recordable form to be recorded at or after the date such sale is completed. Tenant’s failure at any time to exercise its option under this paragraph shall not affect this Lease and the continuance of Tenant’s rights under this Lease, other than its rights under this paragraph.
34. RECORDATION.
     The parties agree that this Lease shall not be recorded but at the request of either party, both parties shall execute and either party at its own expense may file a memorandum of this Lease with the Recorder of Deeds of Will County, Illinois, setting forth:

(a)	The names of the parties;

(b)	A description of the Leased Premises;

(c)	The Term of the Lease;

(d)	A description of the renewal terms;

(e)	Tenant’s Expansion Right; and

(f)	Tenant’s Right of First Refusal.
35. LANDLORD’S TITLE.
     35.1. Title.
     Landlord has a valid long term leasehold interest as ground Tenant to the Leased Premises under that certain Ground Lease dated April 25, 2005 (the “Ground Lease”) between Landlord, as tenant, and Cherry Hill South LLC, as landlord (the “Ground Landlord”), and

Landlord possesses full power and authority to deal therewith in all respects and no other party has any right or option thereto or in connection therewith. Ground Landlord’s consent is not required with respect to any matter whatsoever under this Lease, including, without limitation, Tenant’s exercise of its renewal option or of any right under this Lease. Other than the Ground Lease, there are no other ground leases or underlying leases affecting the Leased Premises.
     35.2. Ground Lease.
     The Ground Lease is in full force and effect, and neither Ground Landlord nor Landlord is in breach or default under the Ground Lease, and no event has occurred that with notice, the passage of time, or both, would constitute as a breach or default by Ground Landlord or Landlord under the Ground Lease. During the Term of this Lease, Landlord shall not breach or default under the Ground Lease or allow or consent to the termination of the Ground Lease. Upon Tenant’s request, Ground Landlord will execute and deliver a non-disturbance agreement to Tenant in form and substance reasonably satisfactory to Tenant and Ground Landlord.
     35.3. Ground Landlord’s Representations and Warranties.
     Ground Landlord hereby represents, warrants to Tenant and agrees as follows: (i) Ground Landlord is the owner of the Leased Premises described on Exhibit B; (ii) the Ground Lease is in full force and effect, there have been no amendments thereto or agreements regarding the Leased Premises; (iii) all rental and other sums due and payable by Landlord under the Ground Lease have been paid in full through the date hereof; (iv) neither Ground Landlord nor, to the Ground Landlord’s knowledge, Landlord is in default under the Ground Lease, and no event has occurred which, with giving notice and the passage of time, could result in such a default; (v) the Leased Premises, including the Leased Premises, are in compliance with all Applicable Laws and are not subject to any condemnation or other proceedings which could affect the Ground Lease, Lease or the Leased Premises; (vi) the term of the Ground Lease is at least as long as the Term hereof as may be extended; and (vii) Ground Landlord agrees to look to Landlord for any and all liabilities, claims, demands, actions, losses, costs and expenses (including reasonable attorneys’ fees and costs) arising out of or relating to Landlord’s failure to perform any of Landlord’s obligations under the Ground Lease. Ground Landlord covenants and agrees as follows: (i) to give Tenant a copy of the notice of default sent to Landlord in the event of a default under the Ground Lease; (ii) so long as an event of Default is not existing, Ground Landlord agrees not to disturb Tenant’s right to occupancy and quiet and peaceful enjoyment of the Leased Premises; and (iii) in the event the Ground Lease is terminated by Ground Landlord, Tenant may continue to use, occupy and enjoy the Leased Premises pursuant to the terms of this Lease as if the Lease was entered into directly by Tenant and Ground Landlord.
36. CAPTIONS.
     The captions preceding the text of each of the numbered paragraphs herein appear only for reference convenience and in no way prescribe, limit, or otherwise define the scope or intent of this Lease or the paragraph to which they refer.
37. BROKERAGE.
     Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction other than CB Richard Ellis and The Staubach Company (collectively, the “Broker”) and Tenant agrees to indemnify and hold Landlord harmless from and against any claim by any other broker, agent or person who asserts rights due to actions taken on behalf of Tenant. Landlord represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction other than CB Richard Ellis and The

Staubach Company and Landlord agrees to indemnify and hold Tenant harmless from and against any claim by any broker, agent or person.
38. LIMITATION OF LANDLORD’S LIABILITY.
     The term “Landlord” and ”Ground Landlord” as used in this Lease, so far as covenants or agreements on the part of the Landlord and Ground Landlord are concerned, is limited to mean and include only the owner or owners of the Landlord’s interest in this Lease and the Leased Premises (as the case may be) at the time in question, and in the event of any transfer or transfers of such interest, except a transfer by way of security, the Landlord and the Ground Landlord (as the case may be) herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability as respects the performance that is accrued after such date of any covenants or agreements on the part of the Landlord or Ground Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such Landlord or Ground Landlord or the then transferor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the transferee and any amount then due and payable to the Tenant by the Landlord or the then transferor under any provision of Lease, shall be paid to the Tenant, and provided further that upon any such transfer, the transferee shall be deemed to have assumed, all of the covenants, agreements and conditions in this Lease contained to be performed on the part of the Landlord and the Ground Landlord (as the case may be) and provided Tenant is given notice in writing, it being intended hereby that the covenants and agreements contained in this Lease on the part of the Landlord shall be binding on the Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.
39. INVALIDITY OF PARTICULAR PROVISIONS.
     If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.
40. FINANCIAL INFORMATION.
     Tenant agrees to timely provide financial information as reasonably requested by Landlord, but as long as the Tenant remains a publicly owned company whose shares are traded on an exchange or stock listing service, such information will be limited only to financial statements as are available to the public within ninety (90) days after the end of each fiscal year and quarterly financial statements within sixty (60) days after the end of each fiscal quarter (collectively, “Financial Information”). Tenant agrees that Landlord may deliver the Financial Information to any lender, prospective lender or prospective purchaser of the Leased Premises. Tenant hereby further agrees that the Financial Information submitted by it to Landlord, whenever furnished to Landlord and whether or not requested by Landlord, is a material inducement to the execution by Landlord of this Lease. Tenant represents and warrants that such Financial Information is, and all Financial Information, whenever furnished to Landlord and whether or not requested by Landlord, are true, correct and complete in all material respects and fairly present the financial condition of Tenant for the respective periods covered thereby.
41. EXPANSION OF LEASED PREMISES.
     Landlord acknowledges that the Leased Premises are capable of being expanded to provide a Building addition of approximately One Hundred Fifty-One Thousand Nine Hundred

(151,900) square feet (“Expansion Area”). Provided an Event of Default is not then existing, Tenant shall have the right to request an expansion of the Leased Premises (“Tenant’s Expansion Right”), to be performed by Landlord. If Tenant elects to exercise the Tenant’s Expansion Right, Tenant shall give written notice to Landlord of its desire to expand and must designate the Expansion Area and duration of the term for the term of the expansion (the ”Expansion Term”). Within sixty (60) days of receipt of such notice of intention to expand, Tenant and Landlord shall develop a mutually acceptable expansion plan (the “Expansion Plan”).
     The Expansion Plan shall be subject to approval by the City of Joliet. Provided the Plan is acceptable to the City, the parties shall within sixty (60) days of approval make good faith efforts to agree to the final terms and conditions for such expansion and the Monthly Base Rent to be paid hereunder, but if the parties cannot agree to the final terms and conditions within such sixty (60) day period, then no expansion will be done.
     The additional Monthly Base Rent to be paid during the Expansion Term for the Expansion Area shall, provided Tenant’s credit is equivalent or better than a BB rating with Standard and Poor’s which is its rating as of the date of this Lease, be based on the total project costs of the expansion amortized over the Expansion Term, multiplied by the then current treasury rate for the period of the Expansion Term at the then current US Treasury Bill rate for the period of the Expansion Term, plus 300 basis points, with a minimum rate of 8% per year. Additional costs will be calculated if Tenant’s credit rating is lower than currently prevails. Landlord shall notify Tenant of the Monthly Base Rent for the Expansion Area (the “Rent Notification Date”) and said terms shall be memorialized in a Lease Amendment within thirty (30) days of the Rent Notification Date. If the Expansion Term falls entirely with the Term (including applicable Renewal Periods), then the Monthly Base Rent for the Leased Premises other than the Expansion Area will be the amounts designated with the Lease. If the Expansion Term extends beyond the Term (including all Renewal Periods), then the parties will make good faith efforts to agree to the Monthly Base Rent for the Leased Premises excluding the Expansion Area and the Term will be extended to be coterminous with the Expansion Term.
     During said thirty (30) days, Landlord will, provided the Landlord is an entity owned by or controlled by Northern, hire Northern Builders, Inc. as general contractor for the Expansion Plan. If Tenant fails to sign the Lease Amendment within such period, then Landlord is not required to proceed further. If Landlord is not an entity owned or controlled by Northern Builders, Inc., then the Expansion Work will be performed by a contractor that is reasonably satisfactory to Landlord and Tenant. If Tenant elects to expand the Leased Premises as herein provided, the parties agree the Landlord shall use its best efforts during the construction period to minimize the interference caused to Tenant during the construction period. Notwithstanding the foregoing, Tenant shall not be entitled to any rent abatement or damages for any such disruptions or inconvenience caused to Tenant by the construction. Any rights granted to Tenant hereunder shall be binding on any successor in interest to Landlord, it being the intention of the parties that Tenant has the right to expand on economic terms reasonable to the parties.
42. UTILITIES.
     In the event that any charge or fee is required by Commonwealth Edison, Nicor, SBC or other utility company to bring required service to the Leased Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant.
43. TENANT’S INCENTIVES; TERMINATION OPTION.
     Landlord and Tenant acknowledge that Tenant, as an inducement to its decision to execute this Lease Agreement, will require certain incentives from state, county and local governmental authorities and bodies having jurisdiction over matters affecting the Leased Premises and the Improvements (collectively “Incentives”). Certain of such Incentives may involve direct grants, credits payments or reductions in costs to the Tenant over a portion of the term of the Lease. In addition, Tenant has signed a contract to sell its current facility at 10500 West 153rd Street in Orland Park. Tenant’s performance under this Lease is contingent upon the contract purchaser waiving the environmental contingency on or before November 28, 2005. If Tenant, in its sole discretion, is not satisfied with the amount or status of the Incentives in place and/or if the environmental contingency is not waived to the satisfaction of Tenant by November 28, 2005, the Tenant shall have the right to terminate the Lease by providing written notice to Landlord on or before 11:59 p.m. (CST) on such date. In the event of such termination, the Tenant shall be obligated to reimburse Landlord for the costs expended by Landlord per the Indemnification Agreement dated October 18, 2005, executed by Tenant on October 19, 2005.

EXHIBIT A
SITE PLAN

A-1

EXHIBIT B
LEGAL DESCRIPTION
Both parties reserve the right to insert the correct legal description upon mutual approval of the precise location of the Leased Premises.

B-1

EXHIBIT C
OUTLINE SPECIFICATIONS FOR ANDREW CORPORATION
DATED OCTOBER 13, 2005

01000	GENERAL INFORMATION
The sites shall be developed to accommodate a 720,086sf manufacturing building with an office area of 130,200sf on two levels. Included is parking for +/-792 cars, 24 exterior docks with 9’ x 10’ doors, 18 drive-in doors and an exterior paved staging area. Future expansion has been provided.

Safety: All subcontractors will comply with Northern Builders “Site Specific Safety Policy” and current OSHA Regulations.

02000	SITEWORK

02300	Grading: Shall include required preparation to complete the foundations, excavation of the depressed dock area, floor slab subgrade, 4” compacted granular base underslab, subgrade at the paved areas, 3” compacted granular base at concrete paving, curb stone and walk stone. All landscaped areas will be respread with a minimum of 6” of topsoil. Grading assumes a completely balanced site with soils suitable for compressive strength requirements to accommodate construction.

Detention: Off site detention is provided for at Cherry Hill Business Park.

02400	Landscaping and Irrigation: Shall include all drawings and approval services, shrubs, trees, finish grading, sod, seed, weed barriers with 4” of mulch, watering prior to occupancy, maintenance until occupancy and 30 days thereafter, irrigation systems, quick connects and associated sleeves. Landscape design and installation shall meet local codes.

02500	Bituminous Paving and Striping: Shall include the work necessary to furnish and install new car, truck and exterior staging areas.

     The bituminous paving shall be constructed to conform to IDOT specifications. Areas subjected to automobile traffic will consist of a 9” compacted stone base with 1 1/2” binder and 1 1/2” surface of asphalt. Areas subjected to truck traffic will consist of a 12” compacted stone base with 4” binder and 2” surface of asphalt.

All bituminous paving will be striped (with white) to indicate parking stalls and handicapped parking locations. Handicapped parking signage will conform to municipal requirements.

02600	Site Utilities: Adequate water service shall be provided to the building for the fire sprinkler service and domestic water service. Fire hydrants shall be provided in accordance with local codes. Existing water pressure is assumed to be adequate to accommodate building systems.

Sanitary service to the building shall be provided using 10” PVC pipe. A complete storm water system shall be installed including catch basins and concrete storm water pipe. Sanitary and water services are assumed to be at the property line.

Security Fencing: An 8’ high aluminum fence will run across the front of the building. The remaining perimeter of the property will be encased in an 8’ vinyl coated fence.

03000	CONCRETE

03150	Site Concrete: Concrete curb and gutter (B6/12) will be provided around the perimeter of the paved areas with the exception of the staging area and parking lot islands as noted on the plans. Curb concrete strength shall be 3,500 psi.

All site concrete flat work shall be 4,000 psi. at 28 days, and air entrained. Private sidewalks shall be 5” thick and 5’ wide. Exterior docks and truck aprons shall be 8” thick concrete, reinforced with 6-gauge wire mesh. This concrete shall extend 5’ from the face of the drive-in doors, 20’ from the face of the public street and 60’ at the dock location. Three silo pads are also included, two at 20’ x 20’ and one at 30’ x 30’.

03300	Foundations and Flatwork: Concrete for the foundations and footings will have a minimum allowable compressive strength of 3,000 PSI at 28 days. Perimeter foundations shall be trench type with 2” rigid insulation, 2’ wide, around the entire building perimeter.
All interior slabs on grade will have a minimum 28-day strength of 4,000 PSI. with saw cut control joints not exceeding 13’ on center and will include expansion material at building perimeter and column locations. Slabs in the warehouse will be 8” thick fiber mesh reinforced concrete over 4” of stone with office area slabs being 4” thick with a 6-mil vapor barrier. Floors shall meet an overall average floor flatness of 35 and a floor levelness of 25 and will be tested within 24 hours of pour.

03900	Precast: Precast panels shall be prestressed to structurally support the roof structure (wind load, dead load and live load). Insulated precast panels are to be polystyrene insulated as required to achieve an R-value of 10.0. Fire Pump Room and Electrical Room will also be constructed with precast walls and precast ceiling at 10’ height and will be 3-HR fire caulked.

05000	STRUCTURAL STEEL

     All structural steel shall be designed in accordance with the standards of the AISI, AWS and AISC and all applicable local-building codes. The general structural construction will consist of steel columns, beams or joist girders, and steel bar joists. Steel shall have a shop coat of gray prime paint.

Office Mezzanine: The deck will include a metal pan floor deck with 3.5” reinforced concrete over steel bar joists.

Metal Roof Deck: The metal deck shall be 1 1/2”, 22-gauge shop prime painted off-white.

Spacing: The bay spacing shall be approximately 55’ 0” x 55’ 0”. The mezzanine bays at office area will be approximately 45’ 0” x 55’ 0”.

Clear Height: Building clear height (30’) shall be measured from the bottom of the lowest roof structural member to the finished main warehouse floor.

Miscellaneous Iron: Included in this proposal are the necessary dock pit angles, 8” pipe bumper with PVC guards at drive-in doors only, 3-line railings at pump deck, mechanical equipment frames and a roof access ladder meeting OSHA requirements, a steel stair providing roof access, concrete filled steel bollard at all entrances and docks. Metal canopy 60’ over 4 loading docks and 240’ x 40’ in a location to be determined. See canopy allowance.

06000	CARPENTRY

06100	Rough Carpentry: Shall include but not be limited to all necessary wood blocking for equipment curbs, and overhead door jambs. Office millwork, window heads and sills will be included as part of the Office Buildout Allowance.

06300	Millwork: All cabinets and counter tops shall be pre-manufactured plastic laminate. Window sills/aprons will be solid red oak, stained, sealed and varnished. All millwork will be included as part of the Office Buildout Allowance.

07000	THERMAL & MOISTURE PROTECTION

07500	Roofing: Shall include a single ply .045 mil EPDM rubber roof membrane with an industry standard 15-year membrane warranty manufactured by Carlisle, Firestone, Goodyear or equal. Over the metal deck will be loosely laid roof insulation with an R-value of 14.0. All roof penetrations will be properly flashed. A 10’ x 10’ area of concrete pavers will be required at all building corners. Ballast to be #3 stone to meet FM requirements and will be placed 12lb at perimeter and 10lb in the field.

07600	Sheet Metal & Flashing: The sheet metal fascia will be constructed of prefinished aluminum or prefinished steel in standard color options. The bottom edge of the fascia will be clipped.

Roof screen: The roof screens provided for the office roof top equipment shall be fabricated out of prefinished steel panels with horizontal ribs with top cap and bottom drip edge. Panel color will be from standard color options.

08000	DOORS, FRAMES & WINDOWS

The doors, frames and hardware for the office area will be provided from the Office Buildout Allowance.

08100	Wood Doors: Interior doors shall be 1 3/4“ thick, 3’0” x 7’0” solid core, plain sliced red oak veneer with solid oak styles. Doors will be stained, sealed and varnished and manufactured by Weyerhauser or equal. Wood doors will be included as part of the Office Buildout Allowance.

08200	Hollow Metal Doors and Frames: All interior and exterior hollow metal frames shall be 16 gauge primed steel fully welded. Hollow metal doors shall be 3’0” x 7’0”, 1 3/4” thick and have a flush, seamless face. Exterior doors will be fully insulated with a solid polyurethane core and a galvanized exterior face. Hollow metal doors and frames within the office area will be included as part of the Office Buildout Allowance.

Hardware: Door hardware shall be manufactured by Schlage or equal, except for specialty doors. Door hardware will be provided from the Finish Hardware Schedule. Hardware shall be ADA lever handle where required by code. Hardware selections to be reviewed by owner / tenant prior to installation. Finish hardware located within the office area will be included as part of the Office Buildout Allowance.

08300	Overhead Doors: Exterior overhead doors will be 24 gauge steel panels with polystyrene insulation foam core with a 26 gauge metal back cover. Twenty four (24ea) dock doors will be 9’ x 10’ industrial type with torsion springs, vision panels, 2” track, fully weatherstriped, and a baked on finish coat of paint. Eleven (11 ea) drive-in doors will be 16’ x 16’ Rite-Hite high speed roll up doors with 5” x 30” vision lights, sensor loops inside and outside with 115v operator including remote controls. Seven (7ea) will be 12’ x 14’ insulated sectional doors with 115v motor operator and an emergency chain hoist.

08400	Aluminum & Glazing: The main entrance will be fabricated of aluminum with a standard anodized finish and tinted gray or bronze glass. Doors shall be medium stile, and complete with 1” diameter wire push/pulls, door closure, cylinder lock, aluminum threshold and mail slot. All window frames will be thermally broken aluminum framing system with standard anodized aluminum framing members as manufactured by Kawneer or equal. Glass will be 1” insulated tinted gray or bronze. All interior glazing will be included as part of the Office Buildout Allowance.

09000	FINISHES

Design: The cost to design the office buildout is included in the Office Buildout Allowance.

Supervision: The cost for NBI to manage the construction of office buildout is included in the Office Buildout Allowance.

Drywall: Interior walls will be constructed of one (1) layer of 5/8” gypsum board on each side 3 5/8” metal studs @ 16”o/c. Partitions shall extend 4” above finish ceiling. Walls around the conference rooms, washrooms, lunchrooms and executive offices will be insulated. Exterior perimeter walls will be constructed with 2 1/2” metal studs and a single layer of 5/8” drywall. Water resistant Gypsum board will be used at the toilet rooms, warehouse toilet rooms and janitors closet. Ceilings in the toilet rooms will be drywall. The office-demising wall will be constructed with one (1) layer of gypsum board on each side of the metal studs. All drywall will be properly taped, sanded, and prepared for painting. Drywall will be included as part of the Office Buildout Allowance.

The office and warehouse-demising wall is included in the base building.

The cost to build the warehouse office (including demising wall) is included in the Warehouse Office Buildout Allowance.

09500	Acoustical Systems: Ceiling grid systems shall be prefinished white 15/16” grid at 9’-0” above floor level. Acoustical ceiling panels to be 2’ x 4’ x 5/8” random fissured pattern with reveal edge. Ceiling systems to be manufactured by Armstrong, Celotex, USG or equal. Acoustic ceiling systems will be included as part of the Office Buildout Allowance.

09600	Flooring

Resilient Flooring: Vinyl floor tile shall be Armstrong or equal, 12” x 12” x 1/8” in standard colors, installed using mastic per manufactures recommendations. Vinyl tile shall be laid with border width varying to maintain full size tiles in field. Resilient flooring will be included as part of the Office Buildout Allowance.

Vinyl Base: Base shall be 4” cove, manufactured by VPI or equal in standard colors. Vinyl base will be included as part of the Office Buildout Allowance.

Carpet: A carpet allowance of $20.00 per square yard shall be included as part of the Office Buildout Allowance. The allowance shall cover all materials, taxes, freight, floor preparation and installation. All carpet will be directly glued down unless otherwise specified. Carpet material shall be manufactured by Shaw or equal.

Porcelain Tile: Vestibule floor to receive porcelain floor tile and a carpet slat pedimat. Expansion membrane material shall be installed at all saw cut control joints within the tiled areas as required. Both items will be included as part of the Office Buildout Allowance.

Ceramic Tile: Toilet room floors, base and wet walls to ceiling will be finished with ceramic tile. Floor tile will be 2” x 2” unglazed. Wall tile shall be 4 1/4” x 4 1/4” glazed. Material shall be Dal-Tile or equal. Ceramic tile will be included as part of the Office Buildout Allowance.

Floor Sealer and Joint Filler: Warehouse to receive 2 coats of Ashford floor sealer. Semi-rigid control joint filler will be installed at the dock bay(s) only.

09900	Paint

Paint materials shall be Benjamin Moore, Sherwin Williams or equal.

Drywall: All drywall shall receive one (1) coat primer and two (2) coats of Premium latex paint. All drywall painting will be included as part of the Office Buildout Allowance.

Demising Wall: Drywall demising partitions will be painted the same as noted above and will be included as part of the Office Buildout Allowance.

Exterior/Interior Exposed Miscellaneous Steel and Hollow Metal Doors:
Exposed steel including but not limited to railings, ladders, stairs, bollards, roof screen support steel, roof hatches and hollow metal doors and frames will receive one (1) coat of primer (when item is not shop primed), and two (2) coats of industrial enamel.

Painting of hollow metal doors and frames located within the office area will be sprayed and is part of the Office Buildout Allowance.

Wood Doors and Trim: All wood doors and trim will receive one (1) coat of wood stain, one (1) coat of sanding sealer and two (2) coats of varnish. Staining of wood doors and sills will be included as part of the Office Buildout Allowance.

Precast Paint: Exterior precast wall panels shall be painted with “Supercoat” latex by Glidden or equal. Two (2) coats of paint will be applied.

10000	SPECIALTIES

10100	Toilet Partitions: Toilet room partitions shall be floor mounted, metal partitions with a standard color baked on enamel finish. Matching screens will be provided between each urinal. Toilet partitions and screens will be included as part of the Office Buildout Allowance.

10200	Toilet Accessories: Handicapped stalls shall be provided with grab bars as required. Each toilet room will receive a mirror, double roll tissue dispensers, soap dispensers, and semi-recessed stainless steel paper towel dispenser/disposal. The women’s toilet room will receive semi-recessed sanitary napkin disposals. Toilet accessories will be included as part of the Office Buildout Allowance.

11000	EQUIPMENT

11100	Dock Levelers: Dock boards will be Rite-Hite HD-VHL 6’ x 8’ with a minimum capacity of 40,000 pounds. Each leveler will be pit mounted and hydraulically operated with ANSI noted rollover capacity. 10” Rite-Hite Dok Saver laminated rubber bumpers, night locks, Rite-Hite RHR-1000 Dok-Lok and Rite-Hite Dok Commander combination control panels are included.

11150	Dock Seals: Dock seals will be constructed of overlapping reinforced vinyl fabric, polyurethane foam filled, with highly visible guide strips. Frommelt Eliminator GapMaster enclosures and Frommelt Foam Dock Seals are included.

11345	Fuel Tanks: Concrete pad for the tanks will be provided. Above ground gasoline, diesel and propane tanks will be by others.

12000	FURNISHINGS

12500	Window Blinds: 1” mini-blinds will be provided at all exterior window conditions except the main entry. Window blinds will be included as part of the Office Buildout Allowance.

13000	SPECIAL CONSTRUCTION

13300	Prefabricated Buildings: A guardhouse with heating, air conditioning and a toilet will be provided at the truck entrance. A 20’ by 20’ penthouse for staging will be provided on the roof.

Silos: 2ea 12’ diameter silos and 1ea 15’ diameter silo with concrete pads will be provided. See Silo Allowance.

Pneumatic Tube System: The specified system has been provided. See Pneumatic Tube System Allowance.

14000	ELEVATORS

14000	Freight Elevator: A 4,000-pound capacity freight elevator will be provided for roof access and roof staging from the warehouse floor. The cab will be 10’ x 10’.

Office Elevator: Elevators and shafts are part of the Office Buildout Allowance

15000	MECHANICAL

15400	Plumbing

Water System: An adequate water service is assumed for fire protection and domestic use. The water service will be brought into the building at a specified location. The domestic water service will include all required back-flow/check valves and village water meter. A water stub with shut off valve, back-flow/check valve will be provided for lawn irrigation system tie-in. Domestic water distribution within the building will be included as part of the Office Buildout Allowance.

Sanitary System: 1600 LF of 6” sanitary drainage system below grade is included. Ten (10) floor drains with environmental baskets are included. Adequate capacity in existing municipal systems is assumed. One acid dilution basin has been included for battery chargers.

Storm System: A complete roof drainage system meeting local codes will be provided by using interior roof-heads and downspouts mounted on columns. The downspouts will tie into an underground storm drainage system leading outside the building.

Above Grade Water Loops: (2) 4” PVC water lines with an RPZ in each loop will be provided around the perimeter of the warehouse, with isolation valves 100’ O.C. and taps every 20’ on center.

Gas Lines: (3) lines (argon, helium, nitrogen) of 1” copper into the building in T layout 400’ x 600’ will be provided, with isolation valves 40’ O.C.

(a)	Office toilet room, lunchroom fixtures and water distribution from the pump room will be included as part of the Office Buildout Allowance.

15500	Fire Protection System: A complete automatic sprinkler system will be provided utilizing Viking model K-14 upright heads designed to flow 12 sprinklers at 75 psi each. The system will include a flush, chrome plated Fire Department connection at the front of the building and all necessary pipes, valves, flow alarm switches and fire bells, as required. The building will be protected by an ESFR sprinkler system and can be racked to within 2’ from the bottom of the roof joists (subject to Village approval). A fire pump is included. Fire protection distribution and finishing within the office space will be included as part of the Office Buildout Allowance.

No in-rack sprinklers are included.

15600	Heating, Ventilation and Air Conditioning

Office: The office heating and air conditioning will be a zoned system, consisting of constant volume roof top units providing gas fired heat and electric cooled condensing units and will include required duct smoke duct detectors with fan shutdown wiring. Heating will provide an average indoor temperature of 72F° when the outside temperature is -10F°. Air conditioning will provide an average in-door condition of 78F° dry bulb, 50% relative humidity when out-door conditions are 95F dry bulb, 78F° wet bulb. 450 tons of cooling capacity has been included. Temperature controls shall be 7-day programmable thermostats.

The constant volume roof top units are included in the Base Building. Mechanical distribution from the units is included as part of the Office Buildout Allowance. Roof mounted exhaust system will be provided in all toilet rooms, lunch room and conference rooms. Electric wall heater will be located at the entry vestibule with baseboard heaters at full height exterior glass wall areas.

Warehouse: Roof mounted HVAC units will accomplish the heating and cooling of the warehouse space. The units will have gas-fired heat with electric cooled condensers and will include the required duct smoke detectors with fan shutdown wiring. 930 tons of cooling capacity is provided. Heating will provide an average indoor temperature of 72F° when the outside temperature is -10F°. Air conditioning will be designed for an average in-door condition of 78F° dry bulb, 50% relative humidity when out-door conditions are 95F dry bulb, 78F° wet bulb. Controls approved by the American Gas Association. Warehouse ventilation will be provided per code. Propane forklift exhaust fans with CO systems are included. Battery charger area to be mechanically ventilated. Smoke evacuation to consist of roof-mounted fans with dock door intakes, per IBC requirements. 6 air changes per day when empty have been included.

Air Compressor System: A 6” ductile iron loop around the warehouse perimeter has been provided. Air compressor room sized to accommodate six (6) compressors. Air compressors provided by others.

16000	ELECTRICAL

Service and Distribution: 18,000amp, 277/480 Volt, 3 phase, 4 wire service will be provided from a ComEd furnished transformer for the entire building. A redundant power feed will go to 3 zones. A precast concrete transformer pad will be coordinated and provided by the electrical contractor.

Power Distribution: Main switch, service panels and metering area have been included. Wiring for warehouse mechanical units, warehouse outlets quads at every other dock door and motor door operator at the drive-in overhead door is included. Service outlets are provided at the warehouse mechanical units. 3 buss ducts, end to end, 400 amps across warehouse. 6 ea empty sub panels and conduit is included.

Wall duplex receptacles and phone stubs will be provided in the office area and warehouse toilet/lunchroom. Telephone/data/fire alarm outlets will include a metal junction box installed in the wall and a conduit stub continuing into the plenum area above the suspended ceiling. Office area lighting to be provided by 3 lamp, 18 cell parabolic, 2’ x 4’ lay-in fixtures and controlled by wall switches. The office electrical, emergency signs and office HVAC wiring and distribution from the office panel will be included as part of the Office Buildout Allowance.

Lighting: All warehouse lighting will be designed to the following levels of illumination:

The entire space will be 35-foot candles. All lighting is designed for an open warehouse condition and does not include adjustment due to client floor storage, racking or conveyor conditions. Warehouse lighting to be provided by 320-watt clear prismatic dome metal halide fixtures and controlled by circuit breakers in the warehouse electrical panel.
                Exit and emergency lighting will be provided per code based on an open warehouse plan. All emergency lighting will be on battery backup.

Site lighting will be accomplished according to code and controlled by a time clock. Fixtures shall be wall mounted 400watt HPS shoebox fixtures and pole mounted HPS fixtures. Lighting will be at a level of 2-foot candle average per code. Color of fixtures selected from standard colors.

Misc. Electrical:

An emergency generator room to support generators, dedicated fuel tank, air intake and exhaust ducts will be provided. See Emergency Generator room allowance.

Building will be wired for fiber connection as available and will have cell phone WI/FI capability. See allowance.

CCTV Cameras will be located around the building perimeter with alarmed exit doors and card readers at every point of entry. See allowance.

An indoor public address system to be audible over a 70dB noise level will be provided. See allowance.

All work for water meter readers is included.

Any costs or special site work requirements associated with ComEd bringing power to the building are not included.

All work to conform to all applicable electrical codes being currently enforced by the local municipality is included.

16700	FIRE ALARM

A complete fire alarm system and permitting will be provided in accordance with local municipality requirements for the core and shell. Systems to include pull stations, fire alarm control panel and related equipment connections at water flows and gate valves, remote test switches, strobes, horns, smoke detectors and 4 annunciators.

System will be designed for an open warehouse condition and does not include client floor storage, racking or conveyor conditions.
Fire alarm systems associated with the office will be included as part of the Office Buildout Allowance.
Allowances:

(b) Governmental Fees & Permits	$350,000
Office Build-Out (100,000 sf x $45)	$4,500,000
Warehouse Office build-out (2,000 sf x $60) (incl. demising wall)	$120,000
Metal Canopies at truck dock	$250,000
Pneumatic Tube System	$200,000
Emergency Generator Room / Hook-up/systems	$150,000
Silos	$100,000
Fire Alarm System	$75,000
(c) CCTV Card system	$40,000
(d) PA System	$50,000
(e) WI / FI	$25,000
Weld plugs — 18 ea @ 60 amp	$20,000
Miscellaneous Buildout Allowance	$140,000

Items Not Included:
Our work does not include any provisions for:
Fire Extinguishers/Fire Extinguisher Cabinets
Additional Emergency/Exit lights resulting from tenant fixturing (racks, office partitions, process equipment
In-rack sprinklers
Hose stations
Energy management system
Utility bills after permanent meters are installed or building turn-over for set up and move in
    By tenant
Thickened floor slab, foundations or pits for heavy machinery or equipment.
Reverse osmosis water system
Water softener system
De-ionization systems
Telephone, data, computer and intercom equipment wiring
Appliances and vending machines
Racking
Process gas tanks and tank farm piping
Cranes or crane rails
Water reservoir storage tank, tower and booster pumps
Air compressors
Walker duct
Lockers
Projection screens or marker boards
Process electrical, plumbing drains, or mechanical system hooks, drops or final connection to mechanical equipment.
Process electric distribution or panels.
Warehouse mezzanine or associated work
Structural steel upgrades due to process piping or equipment
Warehouse exhaust fans for any vehicles or CO2 monitoring systems
Emergency generators
Office equipment, furniture, or partitions
Overhead plastic pellet delivery systems
Painting of the interior precast, bar joists, or columns
ComEd service and power distribution to building incl. PVC conduits
Meeting FF/FL requirements post-occupancy
Epoxy filled floor slab construction and control joints other then dock areas
FM requirements over and above described roofing system
UPS Systems for computers
Approval agencies other then the City of Joliet and or the State of Illinois
Gas fired heaters at docks
Electrical rooms for electrical service entrances
Construction Security
Winter Conditions

EXHIBIT D
APPROVED PLANS AND SPECIFICATIONS
AND THE BUILDING SPECIFICATIONS
     [The parties reserve the right to insert upon completion and mutual approval.]

D-1

EXHIBIT E
CONSTRUCTION COMPLETION AND WARRANTY AGREEMENT
     This Construction Completion and Warranty Agreement (“Agreement”) is entered into as of ___, 2006, between ANDREW CORPORATION (“Andrew”) and NORTHERN BUILDERS, INC., an Illinois corporation (“Northern Builders”).
R E C I T A L S :
     Pursuant to that certain Industrial Building Lease Agreement (“Lease”), dated as of November 18, 2005, between Cherry Hill Seven LLC and Andrew, Northern Builders has agreed to construct certain Improvements on the 52.25 acre site located on the South side of Ellis Court, Joliet, Illinois, consisting of a Building to be constructed by Landlord of approximately Seven Hundred Twenty Thousand Eighty-Six (720,086) square feet as more particularly described in the Lease (the “Leased Premises"), for Andrew and Andrew has agreed to Lease the Building from Cherry Hill Seven LLC, who is the Landlord of the Leased Premises.
     Accordingly, and in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Andrew and Northern Builders hereby agree as follows:
AGREEMENT
     1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.
     2. Completion of Construction. Northern Builders hereby agrees that (i) it shall complete construction of the Improvements pursuant to the building permit from the City of Joliet, Illinois (the “City”) for the construction of the Improvements in accordance with all applicable laws, rules, regulations, statutes, codes and/or ordinances (collectively, “Applicable Laws”), subject to extension by reason of Unavoidable Delays; (ii) it will Substantially Complete the construction of the Improvements in accordance with the Approved Plans and Specifications and the Building Specifications set forth on Exhibit D to the Lease on or before the date set forth in the Lease, subject to extension by reason of Unavoidable Delays; and (iii) it will thereafter complete all of the Punch List Items within a reasonable period of time. In addition, Northern Builders agrees to make timely payment of all amounts owed to its subcontractors and material suppliers in connection with the construction of the Improvements so as to avoid the filing of mechanics’ liens against the Leased Premises; provided, however, that Northern Builders shall not be deemed in default of its obligations with respect to the timely payment of amounts owed to its subcontractors or material suppliers if a mechanic’s lien claim or claims are filed as a result of a bona fide dispute between Northern Builders and such lien claimant so long as Northern Builders is diligently contesting the same, arranges for a bond to be posted to effectively release the property from any such mechanic’s lien, and shall pay any amounts finally determined or agreed to be due. For purposes of this Agreement, “Unavoidable Delays” shall mean delays in the commencement or progress of construction, as the case may be, caused by Andrew’s delay in approving the final plans and specifications for the Improvements or changes, deletions or additions in the Approved Plans and Specifications requested by Andrew, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control, adverse weather or seasonal related conditions that are an impediment to construction, delays initiated by the City or other causes beyond the reasonable control of Northern Builders.

     3. Contractor’s Warranties. Northern Builders hereby warrants to Andrew that all materials and equipment furnished in connection with the construction of the Improvements will be of good quality and new, that the construction, services and workmanship required by the Approved Plans and Specifications (collectively, the “Work”) will be free from faults and defects and that the Work will conform to the requirements of the Approved Plans and Specifications and the Lease and be built in accordance with Applicable Laws. Northern Builders shall promptly correct Work rejected by the Project Architect or by Andrew by reason of a failure of the Work to conform to the Approved Plans and Specifications or to conform to the requirements of Applicable Laws, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed by the time the same is rejected. Northern Builders shall bear all costs of correcting such rejected Work. In addition, if, within one (1) year after the date of Final Completion of the Improvements, any of the Work is found (a) not to be in accordance with the requirements of the Approved Plans and Specifications, (b) not to be in accordance with Applicable Laws, (c) to be defective or deficient in workmanship or materials, Northern Builders shall promptly correct the same at Northern Builders’ sole cost and expense after receipt of written notice from Andrew to do so. This period of one (1) year shall be extended with respect to (i) portions of the Work first performed after “Final Completion of the Improvements” (as defined below) for a period of one (1) year after such portions of the Work as so performed are corrected, (ii) conditions which have been called to Northern Builders’ attention by written notice prior to the expiration of such one (1) year period but which have not been fully remedied before the expiration of such one (1) year period, and (iii) latent defects or deficiencies in the Work (excluding any defects caused by the Tenant’s negligence or willful misconduct). This obligation of Northern Builders shall survive acceptance of the Work and possession of the Improvements by Andrew. Andrew shall give notice to Northern Builders of any defects in the Work promptly after discovery of the same. For purposes of this Agreement, the “Final Completion of the Improvements” shall mean the time at which a final unconditional certificate of occupancy for the Improvements has been issued by the City allowing Tenant to lawfully occupy and use the Leased Premises and related improvements for Tenant’s intended purposes, and the Leased Premises have been accepted by Andrew as being completed in accordance with the Approved Plans and Specifications.
     Northern Builders shall complete the Work so that the Leased Premises and all related improvements are in “move-in” condition, with the interior thoroughly vacuumed and dusted, and all debris resulting from the construction removed from the Leased Premises. Upon Substantial Completion, Northern Builders shall also deliver to the Tenant the following:
     (a) A “move-in” package with respect to the Leased Premises, including, at a minimum, all operating and maintenance manuals and all other necessary information with respect to building systems, utility services, emergency systems, amenities, restrooms, cabling, and other site improvements, to the extent the same are furnished and installed as part of the Work; Northern Builders shall demonstrate, or cause its contractors to demonstrate to the Tenant’s maintenance personnel the start-up of all utilities, operational systems and equipment installed as part of the Work, and shall provide all necessary building orientation, tours and building system training for the Tenant’s employees prior to the Commencement Date;
     (b) Marked sets of field record drawings and specifications showing “as-built” conditions with respect to the Work;

     (c) Reproducible Mylar drawings reflecting the location of any concealed utilities, mechanical or electrical systems, and computer data and communications cables and facilities; and
     (d) Copies of all written warranties, guaranties and related documents for systems, fixtures, and facilities installed in the Leased Premises which serve only the Leased Premises, to be provided by any subcontractors, manufacturers and suppliers in connection with any portion of the Work; and
     (e) All keys, remote overhead door openers, and security codes pertaining to the building.
     4. Assignment of Manufacturer and Subcontractor Warranties. Northern Builders hereby agrees that, upon Substantial Completion of the Work, Northern Builders will preserve and forward to and hereby assigns to Andrew the written warranties, guaranties and related documents for systems, fixtures, and facilities installed in the Leased Premises which serve only the Leased Premises, to be provided by any subcontractors, manufacturers and suppliers in connection with any portion of the Work.
     5. Notices. All notices, demands and other writings which shall be required or which may be given under this Agreement shall be effective only if given in writing and personally delivered, sent by facsimile or delivered by a nationally recognized overnight courier service to the respective recipient party as follows:

If to Northern Builders to:	Northern Builders, Inc.
5060 River Road
Schiller Park, Illinois 60176
Attention: Thomas D. Grusecki

If to Andrew to:	Andrew Corporation
10500 West 153rd Street
Orland Park, IL 60462
Attention: Jeffrey Gittelman
If sent by facsimile, notice will be effective on the day sent if transmitted by 5:00 p.m. on a business day. If sent by a nationally recognized overnight courier service, notice is effective the next business day after given to the courier company. If personally delivered, such notice, demand or writing shall be effective upon delivery of same. The above addresses may be changed from time to time by the respective parties by notice, but notice of change of address shall be effective only upon receipt thereof. Persons to whom copies of notices are to be sent, as noted above, are to be sent copies for informational purposes only, and the failure to receive or to send any such copy shall not affect the validity of notice otherwise given to a party in compliance with the provision of this paragraph.
     6. Termination. Except as otherwise provided herein, the obligations of Northern Builders hereunder shall terminate on the date which is one (1) year after the date of Final Completion of the Improvements, except that with respect to Work performed or corrected within said one (1) year period, such obligations shall terminate on the date which is one (1) year after the performance or correction of such Work.

     7. Governing Law. The terms and provisions of this Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of Illinois.

NORTHERN BUILDERS, INC., an Illinois corporation	ANDREW CORPORATION, a Delaware corporation
By:	By:

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